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                                                                  EXECUTION COPY

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                             WILLCOX & GIBBS, INC.,


                     THE SUBSIDIARY GUARANTORS NAMED HEREIN


                                       and


                       IBJ SCHRODER BANK & TRUST COMPANY,

                                     Trustee

                            ------------------------

                                    INDENTURE

                           Dated as of January 3, 1997

                            ------------------------

                                   $85,000,000

                     12 1/4% Series A Senior Notes Due 2003


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

              Reconciliation and Tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of January 3, 1997

Trust Indenture                                                Indenture
 Act Section                                                    Section

ss.310  (a)(1)................................................... 6.7
        (a)(2)................................................... 6.7
        (b)...................................................... 6.7, 6.8, 6.9
ss.311  (a)...................................................... 6.12
        (b)...................................................... 6.12
ss.312  ......................................................... 7.1
ss.313  ......................................................... 7.2
ss.314  (a)...................................................... 7.3
        (a)(4)................................................... 10.8(a)
        (c)(1)................................................... 15.1
        (c)(2)................................................... 15.1
        (e)...................................................... 15.1
ss.315  (a)...................................................... 6.1
        (b)...................................................... 6.13
        (c)...................................................... 6.1
        (d)...................................................... 6.1
ss.316  (a) (last sentence)...................1.1 ("Outstanding")
        (a)(1)(A)................................................ 5.2, 5.12
        (a)(1)(B)................................................ 5.13
        (b)...................................................... 5.8
ss.317  (a)(1)................................................... 5.3
        (a)(2)................................................... 5.4
        (b)...................................................... 10.3
ss.318  (a)...................................................... 15.10(b)


        Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                    ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

   Section 1.1.  Definitions...............................................
   Section 1.2.  Other Definitions.........................................
   Section 1.3.  Incorporation by Reference of Trust Indenture Act.........
   Section 1.4.  Rules of Construction.....................................

                                   ARTICLE II
                                 SECURITY FORMS

   Section 2.1.  Forms Generally...........................................
   Section 2.2.  Form of Securities........................................

                                   ARTICLE III
                                 THE SECURITIES

   Section 3.1.  Title and Terms...........................................
   Section 3.2.  Denominations.............................................
   Section 3.3.  Execution, Authentication, Delivery and Dating............
   Section 3.4.  Temporary Securities......................................
   Section 3.5.  Registration of Transfer and Exchange.....................
   Section 3.6.  Mutilated, Destroyed, Lost and Stolen Securities..........
   Section 3.7.  Payment of Interest; Interest Rights Preserved............
   Section 3.8.  Persons Deemed Owners.....................................
   Section 3.9.  Cancellation..............................................
   Section 3.10. Computation of Interest...................................
   Section 3.11. CUSIP Numbers.............................................

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

   Section 4.1.  Satisfaction and Discharge of Indenture...................
   Section 4.2.  Application of Trust Money................................

                                    ARTICLE V
                                    REMEDIES

   Section 5.1.  Events of Default.........................................
   Section 5.2.  Acceleration of Maturity; Rescission and Annulment........

   Section 5.3.  Collection of Indebtedness and Suits for Enforcement
                 by Trustee ...............................................
   Section 5.4.  Trustee May File Proof of Claim...........................
   Section 5.5.  Trustee May Enforce Claims Without Possession of
                 Securities ...............................................
   Section 5.6.  Application of Money Collected............................
   Section 5.7.  Limitations on Suits......................................
   Section 5.8.  Unconditional Right of Holders to Receive Principal,
                 Premium, Liquidated Damages and Interest..................
   Section 5.9.  Restoration of Rights and Remedies........................
   Section 5.10. Rights and Remedies Cumulative............................
   Section 5.11. Delay or Omission Not Waiver..............................
   Section 5.12. Control by Holders........................................
   Section 5.13. Waiver of Past Defaults...................................
   Section 5.14. Waiver of Stay, Extension or Usury Laws...................
   Section 5.15. Undertaking for Costs.....................................

                                   ARTICLE VI
                                   THE TRUSTEE

   Section 6.1.  Duties of Trustee.........................................
   Section 6.2.  Certain Rights of Trustee.................................
   Section 6.3.  Trustee Not Responsible for Recitals or Issuance of
                 Securities ...............................................
   Section 6.4.  May Hold Securities.......................................
   Section 6.5.  Money Held in Trust.......................................
   Section 6.6.  Compensation and Reimbursement............................
   Section 6.7.  Corporate Trustee Required; Eligibility...................
   Section 6.8.  Conflicting Interests.....................................
   Section 6.9.  Resignation and Removal; Appointment of Successor.........
   Section 6.10. Acceptance of Appointment by Successor....................
   Section 6.11. Merger, Conversion, Consolidation or Succession to
                 Business .................................................
   Section 6.12. Notice of Defaults........................................

                                   ARTICLE VII
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

   Section 7.1.  Holders' Lists; Holder Communications; Disclosures
                 Respecting Holders........................................
   Section 7.2.  Reports by Trustee........................................
   Section 7.3.  Reports by Company........................................

                                  ARTICLE VIII
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

   Section 8.1.    Company May Consolidate, Etc., Only on Certain Terms......
   Section 8.2.    Successor Substituted.....................................

                                     ARTICLE IX
                               SUPPLEMENTAL INDENTURES

   Section 9.1.    Supplemental Indentures Without Consent of Holders......
   Section 9.2.    Supplemental Indentures with Consent of Holders.........
   Section 9.3.    Execution of Supplemental Indentures....................
   Section 9.4.    Effect of Supplemental Indentures.......................
   Section 9.5.    Conformity with Trust Indenture Act.....................
   Section 9.6.    Reference in Securities to Supplemental Indentures......
   Section 9.7.    Notice of Supplemental Indentures and Waivers...........

                                      ARTICLE X
                                      COVENANTS

   Section 10.1.   Payment of Principal, Premium or Liquidated
                   Damages, if any, and Interest...........................
   Section 10.2.   Maintenance of Office or Agency.........................
   Section 10.3.   Money for Security Payments to Be Held in Trust.........
   Section 10.4.   Corporate Existence.....................................
   Section 10.5.   Payment of Taxes; Maintenance of Properties; Insurance..
   Section 10.6.   Limitation on Sale-Leaseback Transactions...............
   Section 10.7.   Limitation on Conduct of Business.......................
   Section 10.8.   Statement by Officers as to Default.....................
   Section 10.9.   Provision of Financial Information......................
   Section 10.10.  Limitation on Restricted Payments.......................
   Section 10.11.  Limitation on Indebtedness and Disqualified Capital
                     Stock.................................................
   Section 10.12.  Limitation on Issuance and Sales of Capital Stock by
                   Restricted Subsidiaries.................................
   Section 10.13.  Limitation on Liens.....................................
   Section 10.14.  Purchase of Securities, Upon Change of Control..........
   Section 10.15.  Limitation on Asset Sales...............................
   Section 10.16.  Limitation on Transactions with Affiliates..............
   Section 10.17.  Limitation on Dividends and Other Payment
                   Restrictions Affecting Restricted Subsidiaries..........
   Section 10.18.  Limitation on Preferred Stock of Subsidiaries...........
   Section 10.19.  Waiver of Certain Covenants.............................

                                   ARTICLE XI
                            REDEMPTION OF SECURITIES

   Section 11.1. Right of Redemption.......................................
   Section 11.2. Applicability of Article..................................
   Section 11.3. Election to Redeem; Notice to Trustee.....................
   Section 11.4. Selection by Trustee of Securities to Be Redeemed.........
   Section 11.5. Notice of Redemption......................................
   Section 11.6. Deposit of Redemption Price...............................
   Section 11.7. Securities Payable on Redemption Date.....................
   Section 11.8. Securities Redeemed in Part...............................

                                   ARTICLE XII
                       DEFEASANCE AND COVENANT DEFEASANCE

   Section 12.1. Company's Option to Effect Defeasance or Covenant
                 Defeasance ...............................................
   Section 12.2. Defeasance and Discharge..................................
   Section 12.3. Covenant Defeasance.......................................
   Section 12.4. Conditions to Defeasance or Covenant Defeasance...........
   Section 12.5. Deposited Money and U.S. Government Obligations to
                 Be Held in Trust; Other Miscellaneous Provisions..........
   Section 12.6. Reinstatement.............................................

                                  ARTICLE XIII
                              SUBSIDIARY GUARANTEES

   Section 13.1. Unconditional Guarantee...................................
   Section 13.2. Execution and Delivery of Subsidiary Guarantees...........
   Section 13.3. Limitation on Merger or Consolidation.....................
   Section 13.4. Release of Subsidiary Guarantors..........................
   Section 13.5. Additional Subsidiary Guarantors..........................
   Section 13.6. Limitation of Subsidiary Guarantor's Liability............
   Section 13.7. Contribution..............................................

                                   ARTICLE XIV
                                PLEDGE AGREEMENT

   Section 14.1. Unconditional Pledge......................................
   Section 14.2. Recording and Opinions....................................
   Section 14.3. Release of Collateral.....................................
   Section 14.4. Authorization of Actions to be Taken by the Trustee
                 Under the Pledge Agreement................................

   Section 14.5.   Authorization of Receipt of Funds by the Trustee
                   Under the Pledge Agreement..............................
   Section 14.6.   Termination of Security Interest........................

                                     ARTICLE XV
                                    MISCELLANEOUS

   Section 15.1.   Compliance Certificates and Opinions....................
   Section 15.2.   Form of Documents Delivered to Trustee..................
   Section 15.3.   Acts of Holders.........................................
   Section 15.4.   Notices, etc. to Trustee and the Company................
   Section 15.5.   Notice to Holders; Waiver...............................
   Section 15.6.   Effect of Headings and Table of Contents................
   Section 15.7.   Successors and Assigns..................................
   Section 15.8.   Severability............................................
   Section 15.9.   Benefits of Indenture...................................
   Section 15.10.  Governing Law; Trust Indenture Act Controls.............
   Section 15.11.  Legal Holidays..........................................
   Section 15.12.  No Recourse Against Others..............................
   Section 15.13.  Duplicate Originals.....................................
   Section 15.14.  No Adverse Interpretation of Other Agreements...........

Appendix A  -  Provisions Relating to Initial Securities, Private
               Exchange Securities and Exchange Securities

Exhibit 1 to Appendix A - Form of Initial Security
Exhibit 2 to Appendix A - Form of Exchange/Private Exchange Security

Exhibit A - Form of Pledge and Security Agreement

      THIS INDENTURE, dated as of January 3, 1997, is between WILLCOX & GIBBS, INC., a Delaware corporation (hereinafter called the "Company"), the Subsidiary Guarantors parties hereto ("Subsidiary Guarantors") and IBJ SCHRODER BANK & TRUST COMPANY (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 12 1/4% Series A Senior Notes Due 2003 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 12 1/4% Series B Senior Notes Due 2003 (the "Exchange Securities") and, if and when issued pursuant to a private exchange for Initial Securities, the Company's 12 1/4% Series C Senior Notes Due 2003 (the "Private Exchange Securities," together with the Exchange Securities and the Initial Securities, the "Securities").

      All things necessary have been done on the part of the Company and the Subsidiary Guarantors to make the Securities, when issued and executed by the Company and the Subsidiary Guarantors and authenticated and delivered by the Trustee as herein provided, the valid obligations of the Company and the Subsidiary Guarantors, as the case may be, and to make this Indenture a valid agreement of the Company and the Subsidiary Guarantors and the Trustee, in accordance with their respective terms.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      SECTION 1.1. Definitions.

      "Acquired Indebtedness" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person or (b) assumed in connection with acquisitions of properties or assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

      "Act" when used with respect to any Holder, has the meaning specified in
Section 15.3.

      "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) or options or warrants to purchase such equity (but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person.

      "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale/Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary or (b) any other Property of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable or other Properties in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" also shall not include any of the following: (i) any transfer of Properties (including Capital Stock) that is governed by, and made in accordance with, the provisions of Article VIII; (ii) any transfer of Properties to an Unrestricted Subsidiary, if permitted under Section 10.10 hereof; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (x) no longer used or (y) no longer useful in the business of the Company or its Restricted Subsidiaries; and (iv) any transfers that, but for this clause (iv), would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the Properties transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $500,000.

      "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable, whether or not accounted for as a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. As used in the preceding sentence, the "net amount of rent" under any such lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

      "Authorized Newspaper" shall have the meaning set forth in Section 10.3.

      "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

      "Board of Directors" means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors, and, with respect to any Subsidiary, either the board of directors of such Subsidiary or any duly authorized committee of that board.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and with respect to a Subsidiary, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Subsidiary to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

      "Capitalized Lease Obligation" means, with respect to any Person, any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, participation, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

      "Cash Equivalents" means (i) marketable obligations with a maturity of 180 days or less issued or directly or indirectly guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; and (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

      "Change of Control" means the occurrence of any event or series of events (whether or not otherwise in compliance with the provisions of the Indenture) by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Principals, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total Voting Stock of the Company, (b) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction; (c) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the Properties of the Company and its Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (e) the approval by the holders of Capital Stock of the Company of any plan or proposal for liquidation or dissolution of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations thereunder issued by the Internal Revenue Service.

      "Collateral" means any assets pledged under the Pledge Agreement by the Pledgor as Collateral thereunder.

      "Collateral Agent" shall have the meaning set forth in the Pledge
Agreement.

      "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      "Company" means Willcox & Gibbs, Inc., a Delaware corporation, until a successor corporation replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, or any Vice President, and its Treasurer or an Assistant Treasurer, Controller, any Assistant Controller, Secretary or any Assistant Secretary, and delivered to the Trustee.

      "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Fixed Charges, Consolidated Income Tax Expense and Consolidated Non-cash Charges of the Company and its Restricted Subsidiaries, on a consolidated basis for such period, all determined in accordance with GAAP to
(b) Consolidated Fixed Charges for such period. In making such computations, (i) the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such period of four full fiscal quarters referred to in Section 10.11(a) through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including to refinance other Indebtedness, had been incurred on the first day of such four quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period; (ii) the Consolidated Fixed Charges attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with
Section 10.11(a) and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; (iii) the Consolidated Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 10.11(a) shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (iv) notwithstanding clauses (ii) and (iii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the period referred to in clause (a) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Fixed Charges shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

      "Consolidated Fixed Charges" means, for any period, without duplication,
(i) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, any amortization of debt discount, the net cost under Interest Rate Protection Obligations (including any amortization of discounts), the interest portion of any deferred payment obligation constituting Indebtedness, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, and (d) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Preferred Stock or Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Preferred Stock or Disqualified Capital Stock is owned by Persons other than the Company or any Restricted Subsidiary, less (ii), to the extent included in clause (i) above, amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.

      "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends or distributions are attributable to net income (or net loss) of such Person during such period or during any prior period), (d) net income (or net loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(e) net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, and (f) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary.

      "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company less (without duplication) the amount of such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

      "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries deducted in computing Consolidated Net Income for such period, all determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge for which an accrual of or reserve for cash charges for any future period is required).

      "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One State Street, New York, New York 10004.

      "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

      "Default" means any event, act or condition that is, or after notice or passage of time or both would become, an Event of Default.

      "Defaulted Interest" has the meaning specified in Section 3.7 hereof.

      "Depository" mean The Depository Trust Company, its nominees and their respective successors.

      "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution under the Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

      "Disqualified Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time or both would be, required to be redeemed or repurchased, in whole or in part, prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

      "Event of Default" has the meaning specified in Section 5.1 hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

      "Fair Market Value" means the fair market value of a Property as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution, which determination shall be conclusive for purposes of this Indenture; provided, however, that unless otherwise specified herein, the Board of Directors shall be under no obligation to obtain any valuation or assessment from any investment banker, appraiser or other third party.

      "Federal Bankruptcy Code" means the United States Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.

      "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of this Indenture.

      "Global Security" shall have the meaning set forth in Appendix A.

      "Guarantee" or "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

      "Holder" means a Person in whose name a Security is registered in the Security Register.

      "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person, contingent or otherwise, for borrowed money or for the deferred purchase price of property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business) and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, outstanding on the date of this Indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (d) the Attributable Indebtedness of any Capitalized Lease Obligation of such Persons, (e) all Indebtedness described in the preceding clauses and all dividends, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition, and (g) all obligations of such Person under or in respect of Currency Hedge Obligations and Interest Rate Protection Obligations.

      "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

      "Insolvency or Liquidation Proceeding" means, with respect to any Person,
(a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets or
(b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

      "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and other similar agreements or arrangements designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

      "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (b) Interest Rate Protection Obligations and Currency Hedge Obligations, but only to the extent that the same constitute Permitted Indebtedness and (c) endorsements of negotiable instruments and documents in the ordinary course of business.

      "Issue Date" means the date of first issuance of the Securities under this Indenture.

      "Leasing Company" means Embroidery Leasing Corporation, a Georgia corporation.

      "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any Property. A Person shall be deemed to own subject to a Lien any Property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

      "Liquidated Damages" means all liquidated damages due and owing pursuant to Section 6 of the Registration Rights Agreement.

      "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or in the Indenture provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien therein, and
(iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

      "Net Cash Proceeds," with respect to any issuance or sale of Qualified Capital Stock or other securities, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale, and net of taxes paid or payable as a result thereof.

      "New Credit Facility" means the Company's Working Capital Facility with NationsBank, N.A. in an aggregate amount not to exceed $18,500,000.00.

      "Officers" means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer and the Treasurer of such Person.

      "Officers' Certificate" means a certificate signed by any Officer and an Assistant Treasurer, Controller, Assistant Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company including an employee of the Company, and who shall be reasonably acceptable to the Trustee, which opinion may contain customary qualifications and assumptions.

      "Outstanding" when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Securities, except to the extent provided in Sections 12.2 and
      12.3 hereof, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article XII hereof; and

            (iv) Securities which have been paid pursuant to Section 3.6 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

      "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium or Liquidated Damages, if any, on) or interest on any Securities on behalf of the Company.

      "Permitted Indebtedness" means any of the following:

            (i) Indebtedness under Working Capital Agreements in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $20,000,000 or (B) 60% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP,

            (ii) Indebtedness under the Securities;

            (iii) Indebtedness outstanding or in effect on the date of this Indenture after giving effect to the issuance and sale of Initial Securities and the application of the net proceeds therefrom;

            (iv) Indebtedness under Interest Rate Protection Obligations, provided that (A) such Interest Rate Protection Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by paragraph (a) of Section 10.11, and (B) the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

            (v) Indebtedness under Currency Hedge Obligations, provided that (A) such Currency Hedge Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by paragraph
      (a) of Section 10.11 or to the foreign currency cash flows reasonably expected to be generated or required by the Company and its Restricted Subsidiaries, (B) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of such Indebtedness and the amount of such foreign currency cash flows to which such Currency Hedge Obligations relate, and (C) such Currency Hedge Obligations are entered into for the purpose of limiting currency exchange rate risks in connection with transactions entered into in the ordinary course of business;

            (vi) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary; provided, however, that upon either
      (A) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or (B) the transfer or other disposition of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), the provisions of this clause (vi) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of paragraph (a) of Section 10.11 at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary or the time such transfer or other disposition occurred;

            (vii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company in the ordinary course of business, including guaranties or obligations of the Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

            (viii) Indebtedness in respect of Capitalized Lease Obligations directly incurred by the Company, provided that such Indebtedness incurred under this clause (viii) does not exceed $2,500,000 at any one time outstanding; and

            (ix) any renewals, amendments, extensions, supplements, modifications, deferrals, substitutions, refinancing or replacements (each, for purpose of this clause (ix), a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to paragraph
      (a) of Section 10.11 (without giving effect to the parenthetical excluding Permitted Indebtedness) or referred to above in clauses (ii) through (vi) or this clause (ix), so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, (B) in the case of any refinancing of Indebtedness (including the Securities) that is pari passu with or subordinated in right of payment to the Securities, then such new Indebtedness is pari passu with or subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final

      Stated Maturity that is at least 91 days later than the final Stated Maturity of the Indebtedness being refinanced.

      "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Wholly Owned Restricted Subsidiaries; (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Wholly Owned Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Properties to, the Company or a Wholly Owned Restricted Subsidiary; (iv) Investments permitted under Section 10.15; (v) Investments made in the ordinary course of business in prepaid expenses, lease, utility, workers' compensation, performance and other similar deposits; (vi) Investments in an aggregate amount not to exceed $2,500,000 in any Person engaged primarily in a Related Business on the date of any such Investment; and (vii) Investments in the Leasing Company in an aggregate amount not to exceed $5,000,000.

      "Permitted Liens" means the following types of Liens:

            (i)   Liens existing as of the date of this Indenture;

            (ii)  Liens securing the Securities;

            (iii) Liens in favor of the Company or, with respect to a Restricted Subsidiary, Liens in favor of another Restricted Subsidiary;

            (iv) Liens on accounts receivable, notes receivable or chattel paper securing Indebtedness under one or more Working Capital Agreements that do not, in the aggregate, exceed the amounts permitted pursuant to clause (i) of the definition of Permitted Indebtedness;

            (v) Liens securing Indebtedness that constitute Permitted Indebtedness pursuant to clause (ix) of the definition of "Permitted Indebtedness" incurred as a refinancing of any Indebtedness secured by Liens described in clause (i) or (iv) of this definition; provided, however, that such Liens (x) are not less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

            (vi) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary of the Company, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

            (vii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (ix) judgment Liens not giving rise to a Default or Event of Default and so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

            (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

            (xi) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; provided that (A) the Attributable Indebtedness related thereto constitutes Indebtedness permitted to be incurred under the terms of the Indenture and (B) with respect to any Capitalized Lease Obligation, such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

            (xii) Liens securing Purchase Money Indebtedness; provided, however, that (A) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and any proceeds therefrom and (B) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

            (xiii) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (xiv) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

            (xv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and setoff;

            (xvi) Liens securing Acquired Indebtedness incurred in accordance with Section 10.11; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

            (xvii) Liens on substantially all of the assets of W&G, Ltd. under any Working Capital Agreement.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Physical Security" shall have the meaning set forth in Appendix A.

      "Pledge Agreement" means that certain Pledge and Security Agreement, dated the Issue Date executed by the Pledgor, in favor of the Trustee for the benefit of the Holders, pursuant to which 66% of the Capital Stock of W&G, Ltd. has been pledged and substantially in the form attached as Exhibit A hereto, as such agreement may be amended, modified or supplemented from time to time.

      "Pledgor" means WG Apparel, Inc., a wholly owned Subsidiary of the Company, as the Pledgor under the Pledge Agreement.

      "Predecessor Security" of any particular Security means every previous Security, including any Security of a different series, evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under
Section 3.6 hereof in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

      "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

      "Principals" means (i) John K. Ziegler, Richard J. Mackey, John K. Ziegler, Jr., Jack Klasky, Alan B. Lee, Maxwell L. Tripp, and other members of the Company's principal management or (ii) the Company's Savings and Employee Stock Ownership Plan and its other retirement plans holding shares of the Company's Capital Stock.

      "Property" means, with respect to any Person, any interest of such Person in any kind of property or assets, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

      "Public Equity Offering" means an offer and sale of Common Stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

      "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Restricted Subsidiaries.

      "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

      "Redemption Date" when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price" when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 20, 1996, by and among the Company, the Subsidiary Guarantors and Dillon, Read & Co. Inc., as such agreement may be amended, modified or supplemented from time to time.

      "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

      "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the date on which the Securities were originally issued and any business related, ancillary or complementary to the business of the Company and the Restricted Subsidiaries on such date.

      "Responsible Officer" when used with respect to the Trustee, means any officer in the Corporate Trust Department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Investment" means (without duplication) any Investment other than a Permitted Investment including without limitation a Subsidiary designated as an Unrestricted Subsidiary.

      "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary in the manner described in the definition of the term "Unrestricted Subsidiary."

      "S&P" means Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Sale/Leaseback Transaction" means any direct or indirect arrangement pursuant to which properties or assets are sold or transferred by the Company or a Restricted Subsidiary and are thereafter leased back from the purchaser or transferee thereof by the Company or one of its Restricted Subsidiaries.

      "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor act thereto.

      "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5 hereof.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7 hereof.

      "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

      "Subordinated Indebtedness" means any Indebtedness of the Company or the Subsidiary Guarantors which is expressly subordinated in right of payment to the Securities or Subsidiary Guarantees, respectively.

      "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

      "Subsidiary Guarantors" means (i) WG Apparel, Inc., Clinton Management Corporation, Clinton Machinery Corporation, W&G Daon, Inc., J & E Sewing Supplies, Inc., W&G Tennessee Imports, Inc., Clinton Leasing Corp., Clinton Equipment Corp., Paradise Color Incorporated and Leadtec Systems, Inc. and (ii) any other Subsidiary of the Company or a Subsidiary thereof that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

      "Subsidiary Guarantee" means the guarantee of the Subsidiary Guarantors as provided herein.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.5 hereof.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "Unrestricted Subsidiary" means (i) the Leasing Company, (ii) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (c) such designation as an Unrestricted Subsidiary would be permitted under Section 10.10; (d) such designation shall not result in the creation or imposition of any Lien on any of the properties or assets of the Company or any Restricted Subsidiary (other than any Permitted Lien) and (e) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under clause (a) of Section 10.11; provided, however, that with respect to clause (a) above, the Company or a

Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 10.10, in each case, at the time of incurrence, or (y) the liability would be a Permitted Investment in each case at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation along with an Officers' Certificate stating that such designation is in compliance with the requirements under the Indenture. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation on a pro forma basis, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under clause (a) of Section
10.11 hereof and (iii) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 10.13.

      "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "W&G, Ltd." means Willcox & Gibbs, Ltd., a corporation organized under the laws of England and Wales and wholly owned by the Pledgor.

      "W&G, Ltd. Credit Facility" means the (pound)1,000,000 term loan facility of W&G, Ltd. with Coutts & Co.

      "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

      "Working Capital Agreements" means (i) the New Credit Facility, (ii) the W&G, Ltd. Credit Facility, (iii) with respect to any Person (including the Company), without duplication, any agreement or agreements between such Person and a financial institution or any institutions providing for the making of loans or advances on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances to fund such Person's general corporate requirements, and (iv) any refinancings, renewals, replacements, modifications and extensions of any of the agreements described in clauses (i), (ii) and
(iii).

      SECTION 1.2. Other Definitions.

                                                                Defined
                           Term                                in Section
                           ----                                ----------

      "Change of Control Notice"............................    10.14(c)
      "Change of Control Offer".............................    10.14(a)
      "Change of Control Purchase Date".....................    10.14(c)
      "Change of Control Purchase Price"....................    10.14(a)
      "Excess Proceeds".....................................    10.15(b)
      "Net Proceeds Deficiency".............................    10.15(c)
      "Net Proceeds Offer"..................................    10.15(c)
      "Net Proceeds Payment Date"...........................    10.15(c)
      "Offered Price".......................................    10.15(c)
      "Payment Amount"......................................    10.15(c)
      "Payment Restriction".................................       10.17
      "Purchase Notice".....................................    10.15(c)
      "Restricted Payment"..................................    10.10(a)
      "Surviving Entity"....................................         8.1
      "Trigger Date"........................................    10.15(c)
      "U.S. Government Obligations".........................     12.4(a)

      SECTION 1.3. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities,

            "indenture security holder" means a Holder,

            "indenture to be qualified" means this Indenture,

            "indenture trustee" or "institutional trustee" means the Trustee, and

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

      SECTION 1.4. Rules of Construction.

      For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and all accounting calculations will be determined in accordance with GAAP;

            (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (d) the masculine gender includes the feminine and the neuter;

            (e) a "day" means a calendar day;

            (f) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning; and

            (g) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.

                                   ARTICLE II

                                 SECURITY FORMS

      SECTION 2.1. Forms Generally.

      The Securities and Subsidiary Guarantees endorsed thereon shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

      Securities (including the Trustee's certificate of authentication) shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Exhibit 1 to Appendix A (each being herein called a "Global Security") deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Subject to the limitation set forth in Section 3.1, the principal amounts of the Global Securities may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

      Securities (including the Trustee's certificate of authentication) exchanged for beneficial interests in a Global Security as described in Appendix A shall be issued initially in the form of permanent certificated securities in registered form in substantially the form set forth in Exhibit 1 to Appendix A ("Physical Securities").

      SECTION 2.2. Form of Securities.

      Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities, the Subsidiary Guarantees endorsed thereon and the Trustee's certificate of authentication thereon shall be substantially in the form of
Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities, the Subsidiary Guarantees endorsed thereon and the Trustee's certificate of authentication thereon shall be substantially in the form of
Exhibit 2 to Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibits 1 and 2 of Appendix A are part of the terms of this Indenture.

                                   ARTICLE III

                                 THE SECURITIES

      SECTION 3.1. Title and Terms.

      The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture for original issue is limited to $85,000,000. The aggregate principal amount of Securities Outstanding at any one time may not exceed such amount except as provided in Section 3.6 hereof.

      The Initial Securities shall be known and designated as the "12 1/4% Series A Senior Notes Due 2003" of the Company. Their Stated Maturity shall be December 15, 2003, and they shall bear interest at the rate of 12 1/4% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in cash in arrears on June 15 and December 15 in each year, commencing June 15, 1997, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

      The principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on the Securities shall be payable at the office or agency of the Company maintained for such purpose in the City of New York; provided, however, that, at the option of the Company, interest may be paid on Physical Securities on or before the due date (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register, or (ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by such Holder located in the United States, as specified in a written notice to the Trustee by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

      The Securities shall be redeemable as provided in Article XI hereof.

      The Securities shall be subject to defeasance at the option of the Company as provided in Article XII hereof.

      SECTION 3.2. Denominations.

      The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

      SECTION 3.3. Execution, Authentication, Delivery and Dating.

      The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or a Vice President of the Company, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

      Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

      At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture. Such Company Order shall specify the principal amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, and applicable delivery instructions.

      Each Security shall be dated the date of its authentication.

      No Security or Subsidiary Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security and the Subsidiary Guarantees endorsed thereon have been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

      In case the Company, pursuant to and in compliance with Article VIII hereof, shall be consolidated or merged with or into any other Person or shall sell, convey, transfer, lease or otherwise dispose of all or substantially all of its Properties to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a sale, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII hereof, any of the Securities authenticated or delivered prior to such sale, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

      SECTION 3.4. Temporary Securities.

      Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.2 hereof, without charge to the Holders. Upon surrender for cancellation of any one or more temporary Securities, the Company and each Subsidiary Guarantor shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      SECTION 3.5. Registration of Transfer and Exchange.

      The Company shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times and during normal business hours, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

      Subject to the provisions of this Section and Appendix A, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.2 hereof, the Company and each Subsidiary Guarantor shall execute, and upon Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities with the Subsidiary Guarantees endorsed thereon of like tenor and of any authorized denomination and of a like aggregate principal amount.

      Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry.

      At the option of any Holder, Securities may be exchanged for other Securities with the Subsidiary Guarantees endorsed thereon of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency of the Company designated pursuant to Section 10.2 hereof. Whenever any Securities are so surrendered for exchange, the Company and each Subsidiary Guarantee shall execute and, upon Company Order, the Trustee shall authenticate and deliver, the Securities with the Subsidiary Guarantees endorsed thereon which the Holder making the exchange is entitled to receive.

      All Securities with the Subsidiary Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and each Subsidiary Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer or exchange, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer, exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer, exchange or redemption of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.8 hereof not involving any transfer.

      Neither the Trustee, the Security Registrar nor the Company shall be required (i) to issue, register the transfer of or exchange any Physical Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities selected for redemption under
Section 11.4 hereof and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Physical Security so selected for redemption in whole or in part, except the unredeemed portion of any such Security being redeemed in part or (iii) to register the transfer of or exchange any Physical Security between a Regular Record Date and the next succeeding Interest Payment Date.

      SECTION 3.6. Mutilated, Destroyed, Lost and Stolen Securities.

      If (i) any mutilated Security is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the

Trustee that such Security has been acquired by a bona fide purchaser, the Company and each Subsidiary Guarantor shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security with the Subsidiary Guarantees endorsed thereon of like tenor and of like principal amount bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

      Every new Security issued and authenticated pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Subsidiary Guarantors whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      SECTION 3.7. Payment of Interest; Interest Rights Preserved.

      Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.2 hereof.

      Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or
(b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Holders in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment at least 60 days prior to the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, and such money when deposited shall be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders entitled to such Defaulted Interest in the manner provided for in Section
      15.5 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Holders in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      SECTION 3.8. Persons Deemed Owners.

      Prior to the due presentment of a Security for registration of transfer, the Company, the Security Registrar, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.9 hereof) interest and Liquidated Damages, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Subsidiary Guarantors, the Security Registrar, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

      SECTION 3.9. Cancellation.

      All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, upon Company Order, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall, upon Company Order, be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order or, if no such Company Order has been provided, in accordance with the Trustee's usual practice; provided, however, that the Trustee shall not be required to destroy canceled Securities.

      SECTION 3.10. Computation of Interest.

      Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      SECTION 3.11. CUSIP Numbers.

      The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

      SECTION 4.1. Satisfaction and Discharge of Indenture.

      This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all Outstanding Securities, and the Trustee, at the expense of the Company, shall, upon payment of all amounts due the Trustee under Section 6.6 hereof, execute proper instruments acknowledging satisfaction and discharge of this Indenture when

      (a) either

            (1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 hereof and (ii) Securities for whose payment money or United States governmental obligations of the type described in clause (i) of the definition of Cash Equivalents have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3 hereof) have been delivered to the Trustee for cancellation, or

            (2) all such Securities not theretofore delivered to the Trustee for cancellation

                  (i) have become due and payable, or

                  (ii) will become due and payable at their final Stated
            Maturity within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

      and the Company, in the case of clause (2)(i), (2)(ii) or (2)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and Liquidated Damages, if any, on such Securities and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the final Stated Maturity or Redemption Date, as the case may be, together with the Company Order irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

      (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

      (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6 hereof and, if money shall have been deposited with the Trustee pursuant to this Section, the obligations of the Trustee under Section 4.2 hereof and the last paragraph of
Section 10.3 hereof and the Trustee's right under Article VI hereof shall survive.

      SECTION 4.2. Application of Trust Money.

      Subject to the provisions of the last paragraph of Section 10.3 hereof, all money deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee.

                                    ARTICLE V

                                    REMEDIES

      SECTION 5.1. Events of Default.

      "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the payment of the principal of or premium, if any, on any of the Securities when the same becomes due and payable, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

            (b) default in the payment of any installment of interest or Liquidated Damages, if any, on any of the Securities, when it becomes due and payable, and the continuance of such default for a period of 30 days; or

            (c) default in the performance or breach of the provisions of
      Article VIII hereof or Section 10.10, 10.11, 10.12 or 10.13, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.14 or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of Section 10.15; or

            (d) the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture (other than a default specified in subparagraph (a), (b) or (c) above) or the Subsidiary Guarantees, as the case may be, for a period of 30 days after written notice of such failure stating that it is a "notice of default" hereunder and requiring the Company or such Subsidiary Guarantor, as the case may be, to remedy the same shall have been given (x) to the Company or such Subsidiary Guarantor, as the case may be, by the Trustee or (y) to the Company or such Subsidiary Guarantor, as the case may be, and the Trustee, by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; or

            (e) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of, premium, if any, or interest on any Indebtedness of the Company (other than the Securities) or any Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $2,500,000; or

            (f) one or more final judgments or orders rendered against the Company or any Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount in excess of $2,500,000, which judgments or orders are not paid, discharged or stayed for a period of 60 days; or

            (g) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Restricted Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (h) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Restricted Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action; or

            (i) except as permitted hereunder and the Securities, the cessation of the effectiveness of any Subsidiary Guarantee or the repudiation by any Subsidiary Guarantor (or any Person acting on behalf of any Subsidiary Guarantor) of its obligations under its Subsidiary Guarantee; or

            (j) except as permitted hereunder and the Securities, the cessation of the effectiveness of the Pledge Agreement or the repudiation by the Pledgor thereunder (or any Person acting on behalf of such Pledgor) of its obligations under the Pledge Agreement.

      SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.

      If an Event of Default (other than an Event of Default specified in Section 5.1(g) or (h) hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall, by a notice in writing to the Company, declare all unpaid principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all the Securities to be due and payable immediately, upon which declaration all amounts payable in respect of the Securities shall be immediately due and payable. If an Event of Default specified in Section 5.1(g) or (h) hereof occurs and is continuing, the amounts described above shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

      At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this

Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul each such declaration and its consequences if

            (a) the Company has paid or deposited with the Trustee a sum sufficient to pay,

                  (1) all overdue interest on all Outstanding Securities,

                  (2) all unpaid principal of (and premium or Liquidated
            Damages, if any, on) any Outstanding Securities which have become due otherwise than by such declaration of acceleration, including any Securities required to have been purchased on a Change of Control Date or a Net Proceeds Payment Date pursuant to a Change of Control Offer or a Net Proceeds Offer, as applicable, and interest on such unpaid principal at the rate borne by the Securities,

                  (3) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Securities (without duplication of any amount paid or deposited pursuant to clauses (1) and (2) above), and

                  (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company in an Officer's Certificate and Opinion of Counsel; and

            (c) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest or Liquidated Damages, if any, on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 hereof.

      No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Notwithstanding the foregoing, if an Event of Default specified in Section 5.1(e) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such payment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after any such acceleration in respect of the Securities, and so long as such rescission of any such acceleration of the Securities does not conflict with any judgment or decree as certified to the Trustee by the Company by an Officers' Certificate and Opinion of Counsel.

      SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

      The Company covenants that if

            (a) default is made in the payment of any installment of interest or Liquidated Damages, if any, on any Security when such interest or Liquidated Damages becomes due and payable and such default continues for a period of 30 days, or

            (b) default is made in the payment of the principal (or premium, if any, on) any Security at the Maturity thereof or with respect to any Security required to have been purchased by the Company on the Change of Control Purchase Date or the Net Proceeds Payment Date pursuant to a Change of Control Offer or Net Proceeds Offer, as applicable, then the Company will, upon the demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium or Liquidated Damages, if any) and interest, and interest on any overdue principal (and premium or Liquidated Damages, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the money adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Securities, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      SECTION 5.4. Trustee May File Proof of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, or any other obligor upon the Securities, their creditors or the Property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such other obligor for the payment of overdue principal, premium or Liquidated Damages, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal (and premium or Liquidated Damages, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings and

            (b) to collect and receive any money or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6 hereof.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 5.5. Trustee May Enforce Claims Without Possession of Securities.

      All rights of action and claims under this Indenture or Securities or Subsidiary Guarantees endorsed thereon may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

      SECTION 5.6. Application of Money Collected.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium or Liquidated Damages, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: to the payment of all amounts due the Trustee under Section
      6.6 hereof;

            SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest and Liquidated Damages, if any, respectively; and

            THIRD: the balance, if any, to the Company.

      SECTION 5.7. Limitations on Suits.

      No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium, Liquidated Damages and Interest.

      Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XII hereof) and in such Security of the principal of (and premium if any, on) and (subject to Section 3.7 hereof) interest and Liquidated Damages, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      SECTION 5.9. Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      SECTION 5.10. Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section
3.6 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 5.11. Delay or Omission Not Waiver.

      No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      SECTION 5.12. Control by Holders.

      The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

            (a) such direction shall not be in conflict with any rule of law or with this Indenture,

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not joining therein.

      SECTION 5.13. Waiver of Past Defaults.

      The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default

            (a) in respect of the payment of the principal of (or premium, if any, on) or interest or Liquidated Damages, if any, on any Security, or

            (b) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security affected thereby.

      Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

      SECTION 5.14. Waiver of Stay, Extension or Usury Laws.

      Each of the Company and each Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of (premium, if any, on) or interest or Liquidated Damages, if any, on the Securities as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 5.15. Undertaking for Costs.

      All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee or to any suit instituted by any Holders of more than 10% in principal amount of the Outstanding Securities.

                                   ARTICLE VI

                                   THE TRUSTEE

      SECTION 6.1. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, and shall be fully protected in so relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (i)   this paragraph shall not limit the effect of Section 6.1(b);

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

      (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

      SECTION 6.2. Certain Rights of Trustee.

      Subject to the provisions of Section 6.1 hereof:

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from action upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence or indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

            (i) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Securities generally, the Company or this Indenture.

      The Trustee shall not be required to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      SECTION 6.3. Trustee Not Responsible for Recitals or Issuance of
Securities.

      The recitals contained herein and in the Securities, except for the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds thereof.

      SECTION 6.4. May Hold Securities.

      The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311 in the case of the Trustee, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

      SECTION 6.5. Money Held in Trust.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

      SECTION 6.6. Compensation and Reimbursement.

      The Company agrees:

            (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agent and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's wilful misconduct, negligence or bad faith; and

            (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without wilful misconduct, negligence or bad faith on its part, (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

      The obligations of the Company under this Section 6.6 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding. As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium or Liquidated Damages, if any, on) or interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.

      When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (g) or (h) of Section 5.1 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.

      SECTION 6.7. Corporate Trustee Required; Eligibility.

      There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      SECTION 6.8. Conflicting Interests.

      The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      SECTION 6.9. Resignation and Removal; Appointment of Successor.

      (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10 hereof.

      (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 6.10 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

      (d) If at any time:

            (1) the Trustee shall fail to comply with the provisions of TIA
      Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 6.7 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. The evidence of such successorship may, but need not be, evidenced by a supplemental indenture.

      (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 15.5 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

      SECTION 6.10. Acceptance of Appointment by Successor.

      Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under
Section 6.6 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all money and other Property held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

      SECTION 6.11. Merger, Conversion, Consolidation or Succession to Business.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of like tenor or in this Indenture provided; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      SECTION 6.12. Notice of Defaults.

      Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder, which a Responsible Officer of the Trustee has actual knowledge of, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium or Liquidated Damages, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any Default under Section 5.1(b) or 5.1(d) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

                                   ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

      SECTION 7.1. Holders' Lists; Holder Communications; Disclosures Respecting
                   Holders.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list. If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee semi-annually before each Regular Record Date, and at such other times as the Trustee may reasonably request in writing, a list, in such form as the Trustee may reasonably request, as of such date of the names and addresses of the Holders then known to the Company. The Company and the Trustee shall also satisfy any other requirements imposed upon each of them by TIA Section 312(a).

      Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Security Registrar and the Trustee that none of the Company, the Security Registrar or the Trustee, or any agent of any of them, shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, that each of such Persons shall have the protection of TIA Section

312(c) and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

      SECTION 7.2. Reports by Trustee.

      Within 60 days after July 31 of each year commencing with July 31, 1997, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such July 31 in accordance with, and to the extent required under TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).

      The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

      A copy of each Trustee's report, at the time of its mailing to Holders of Securities, shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

      SECTION 7.3. Reports by Company.

      The Company shall:

            (a) file with the Trustee, within 15 days after the date on which the Company files or is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
      Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then the Company shall file with the Trustee such information, documents or reports as required pursuant to Section 10.9 hereof;

            (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (c) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports (without exhibits except to the extent required by TIA Section 313(c)) required to be filed by the Company pursuant to paragraph (a) or (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

      SECTION 8.1. Company May Consolidate, Etc., Only on Certain Terms.

      The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if, in any event, such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless:

            (a) either (i) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or
      (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being called the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or the Restricted Subsidiaries with respect to the Securities and this Indenture, and, in any case, this Indenture shall remain in full force and effect;

            (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;

            (c) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or transactions;

            (d) except in the case of the consolidation or merger of the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four full fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 10.11(a) hereof;

            (e) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 10.13 hereof; and

            (f) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Indenture and that all conditions precedent set forth in this Section 8.1 have been satisfied.

      SECTION 8.2. Successor Substituted.

      Upon any consolidation or merger or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with Section 8.1 in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and thereafter the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture of any successor Person which shall theretofore become such in the manner described in Section 8.1), except in the case of a lease, shall be discharged from all obligations and covenants under this Indenture and the Securities, and the Company may be liquidated and dissolved.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

      SECTION 9.1. Supplemental Indentures Without Consent of Holders.

      Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee upon Company Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities or;

            (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

            (c) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

            (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Sections
      6.9 and 6.10; or

            (e) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture provided that such action shall not adversely affect the interests of the Holders in any material respect; or

            (f) to secure the Securities pursuant to the requirements of Section
      10.13 or otherwise;

            (g) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

            (h) to reflect the release of any Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 13.4 or to add as a Subsidiary Guarantor any Subsidiary of the Company pursuant to Section 13.5 in the manner provided by this Indenture.

      After an amendment under this Section becomes effective, the Company shall mail to Holders of Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

      SECTION 9.2. Supplemental Indentures with Consent of Holders.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee upon Company Request may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

            (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or alter the provisions with respect to redemption of the Securities, or reduce the principal amount thereof or the rate of interest thereon or any premium thereon or any Liquidated Damages thereon, or change the coin or currency in which principal of any Security or any premium or the interest or any Liquidated Damages, if any, on any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security; or

            (b) reduce the percentage of aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or the consequences of a default provided for in this Indenture; or

            (c) modify any of the provisions of this Section or Sections 5.13 and 10.19 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby or the rights of any Holder to receive payments of principal of or premium, if any or interest or Liquidated Damages, if any, on the Securities; or

            (d) change the ranking of the Securities in a manner adverse to the Holders or expressly subordinate in right of payment the Securities to any other Indebtedness; or

            (e) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or to make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto; or

            (f) release any security that may have been granted in respect of the Securities.

      It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      After an amendment under this Section becomes effective, the Company shall mail to Holders of Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

      SECTION 9.3. Execution of Supplemental Indentures.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive (subject to Section 6.1), and shall be fully protected relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      SECTION 9.4. Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      SECTION 9.5. Conformity with Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect, if this Indenture shall then be qualified under the TIA.

      SECTION 9.6. Reference in Securities to Supplemental Indentures.

      Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and, upon Company Order, authenticated and delivered by the Trustee in exchange for Outstanding Securities of like tenor and in like principal amount.

      SECTION 9.7. Notice of Supplemental Indentures and Waivers.

      Promptly after (i) the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2 hereof or (ii) a waiver under Section 5.13 or 10.19 hereof becomes effective, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 15.5, setting forth in general terms the substance of such supplemental indenture or waiver as the case may be.

                                    ARTICLE X

                                    COVENANTS

      SECTION 10.1. Payment of Principal, Premium or Liquidated Damages, if any, and Interest.

      The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium or Liquidated Damages, if any, on) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

      SECTION 10.2. Maintenance of Office or Agency.

      The Company shall maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the aforementioned office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. Further, if at any time there shall be no such office or agency in The City of New York where the Securities may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in The City of New York, in order that the Securities shall at all times be payable in The City of New York. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

      SECTION 10.3. Money for Security Payments to Be Held in Trust.

      If the Company shall at any time act as its own Paying Agent, it shall, on or before 11:00 a.m., New York City time, on each due date of the principal of (and premium or Liquidated Damages, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium or Liquidated Damages, if any) or interest so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents for the Securities, it will on or before 11:00 a.m., New York City time, on each due date of the principal of (and premium or Liquidated Damages, if any, on), or interest on, any Securities, deposit with a Paying Agent immediately available funds sufficient to pay the principal (and premium or Liquidated Damages, if any) or interest so becoming due, such funds to be held in trust for the benefit of the Persons entitled to such principal, premium, Liquidated Damages or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

      The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

      (a) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest or Liquidated Damages, if any, on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

      (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest or Liquidated Damages, if any; and

      (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

      Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest or Liquidated Damages, if any, on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York (an "Authorized Newspaper"), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

      SECTION 10.4. Corporate Existence.

      Except as expressly permitted by Article VIII hereof, Section 10.15 hereof or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, rights or franchises, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

      SECTION 10.5. Payment of Taxes; Maintenance of Properties; Insurance.

      The Company shall or, as applicable, shall cause its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

      The Company shall or, as applicable, shall cause its Restricted Subsidiaries to, cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any such Properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this
Section 10.5 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

      The Company shall at all times keep all of its, and cause its Restricted Subsidiaries to keep their, Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.

      The Company or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and in a similar location and owning like Properties, as may be determined by the Board of Directors of the Company or such Restricted Subsidiary.

      SECTION 10.6. Limitation on Sale-Leaseback Transactions.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction unless (i) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness (not including the incurrence of Permitted Indebtedness) pursuant to and in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Sections 10.11(a), (ii) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the Fair Market Value of the Property subject thereto and (iii) the Company applies an amount in cash equal to the Net Available Proceeds of the Sale/Leaseback Transaction in accordance with the provisions of Section 10.15 hereof as if such Sale/Leaseback Transaction were an Asset Sale.

      SECTION 10.7. Limitation on Conduct of Business.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than any Related Business.

      SECTION 10.8. Statement by Officers as to Default.

      (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and within 45 days of the end of each of the first, second and third quarters of each fiscal year of the Company, a written certificate signed by a principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal quarter or fiscal year, as applicable, has been made under the supervision of the signing Person with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Person signing such certificate, that to the best of such Person's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred to either such Person's knowledge, describing all such Defaults or Events of Default of which such Person may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such written statement shall comply with TIA Section 314(a)(4). For purposes of this Section 10.8(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

      (b) The Company shall, so long as any of the Securities is Outstanding, deliver to the Trustee, upon any of its Officers becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto, within 10 days of its occurrence.

      SECTION 10.9. Provision of Financial Information.

      The Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also be required (i) to file with the Trustee (with exhibits), and provide to each Holder of Securities (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Securities, securities analyst or prospective investor promptly upon written request given in accordance with Section 15.4 hereof.

      SECTION 10.10. Limitation on Restricted Payments.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

            (i) declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

            (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than Capital Stock owned by a Restricted Subsidiary) or any options, warrants, or other rights to acquire such Capital Stock;

            (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness; or

            (iv)  make any Restricted Investment;

(such payments or other actions described in clauses (i) through (iv) being collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with Section 10.11(a) hereof and (3) the aggregate amount of all Restricted Payments declared or made after the date of this Indenture shall not exceed the sum (without duplication) of the following:

            (A) 50% of the Consolidated Net Income of the Company (or, if such Consolidated Net Income shall be a loss, minus 100% of such loss) accrued on a cumulative basis during the period beginning on October 1, 1996 and ending on the last day of the Company's last fiscal quarter for which quarterly or annual financial statements are available next preceding such proposed Restricted Payment, plus

            (B) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company, plus

            (C) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

            (D) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

            (E) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Qualified Capital Stock subsequent to the date of original issuance of the Securities to any employee stock ownership plan or a trust established by the Company or any of its Restricted Subsidiaries for the benefit of their employees to the extent that any such Net Cash Proceeds are equal to an increase in the Consolidated Net Worth of the Company resulting from principal repayments paid by such employee stock ownership plan or trust with respect to Indebtedness incurred by it to finance the purchase of such Qualified Capital Stock, plus

            (F) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to the Issue Date, in any Person resulting from dividends, repayments of loans or advances, or other transfers of assets to the Company or a Restricted Subsidiary, or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed the total amount of Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary that were previously treated as a Restricted Payment.

      (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses
(ii), (iii) and (iv) below) no Default or Event of Default shall have occurred and be continuing:

            (i) the payment of any dividend on any Capital Stock of the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

            (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company

      (other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

            (iii) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the aggregate Net Cash Proceeds from, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company; and

            (iv) the repurchase of shares of, or options to purchase shares of, Capital Stock (other than Preferred Stock) of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors or their respective estates), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option or right to purchase or sell such Capital Stock (other than Preferred Stock); provided, however, that the aggregate amount of such repurchases shall not exceed $250,000 in any calendar year.

The actions described in clauses (i), (ii), (iii) and (iv) of this paragraph (b) shall be Restricted Payments that shall be permitted to be made in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a), provided, that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (C) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i).

      Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that the Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

      (c) In computing Consolidated Net Income under paragraph (a), (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

      SECTION 10.11.  Limitation on Indebtedness and Disqualified Capital Stock.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness), or issue any Disqualified Capital Stock, unless, an a pro forma basis after giving effect to such incurrence or issuance and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio for the four most recent consecutive fiscal quarters would have been equal to or greater than 2.0 to 1.0.

      (b) Neither the Company nor any Subsidiary Guarantor shall incur any Indebtedness unless such Indebtedness is expressly pari passu with, or subordinated in right of payment to, in the case of the Company, the Securities or, in the case of a Subsidiary Guarantor, its Subsidiary Guarantee.

      SECTION 10.12. Limitation on Issuance and Sales of Capital Stock by Restricted Subsidiaries.

      The Company (i) shall not permit any Restricted Subsidiary to issue or sell any Capital Stock to any Person other than to the Company or a Wholly Owned Restricted Subsidiary and (ii) shall not permit any Person other than the Company or a Wholly Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, except, in the case of clause (i) or (ii), with respect to a Wholly Owned Restricted Subsidiary as described in of the definition of "Wholly Owned Restricted Subsidiary". The sale of all of the Capital Stock of any Restricted Subsidiary is permitted by this Section 10.12 but is subject to the limitations of Section 10.15.

      SECTION 10.13.  Limitation on Liens.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective Properties, whether now owned or acquired after the date of this Indenture, or any income or profits or proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, to secure any Indebtedness of the Company or such Restricted Subsidiary, unless prior to, or contemporaneously therewith, the Securities are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Securities, the Lien securing such Indebtedness shall be subordinated and junior to the Lien securing the Securities with the same relative priority as such Indebtedness has with respect to the Securities.

      SECTION 10.14. Purchase of Securities, Upon Change of Control.

      (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then Outstanding Securities, in whole or in part, from the Holders of such Securities in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Securities properly tendered into the Change of Control Offer and not withdrawn. The Company will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

      (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date (as defined below).

      (c) Not later than the 30th date following any Change of Control, the Company shall give to the Trustee in the manner provided in Section 15.4 and each Holder of the Securities in the manner provided in Section 15.5, a notice (the "Change of Control Notice") governing the terms of the Change of Control Offer and stating:

            (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities, or portion thereof, at the Change of Control Purchase Price;

            (2) any information regarding such Change of Control required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder;

            (3) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (4) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

            (5) that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this
      Section 10.14, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

            (6) the instructions a Holder must follow in order to have his Securities repurchased in accordance with paragraph (d) of this Section.

      (d) Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) (in the case of Physical Securities) and principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities of like tenor and equal in principal amount to the unpurchased portion for the Securities surrendered.

      On or prior to the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portion thereof validly tendered pursuant to the Change of Control Offer, (ii) irrevocably deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Securities so tendered payment in an amount equal to the Change of Control Purchase Price for the Securities, and the Company shall execute and, upon Company Order, the Trustee shall authenticate and mail or make available for delivery to such Holders a new Security of like tenor and equal in principal amount to any unpurchased portion of the Security which any such Holder did not surrender for purchase. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 10.14, the Trustee will act as the Paying Agent.

      (e) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Securities as described in this Section 10.14.

      SECTION 10.15. Limitation on Asset Sales.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sales unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Properties sold or otherwise disposed of pursuant to the Asset Sale, (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in


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

respect of such Asset Sale consists of cash or Cash Equivalents and (iii) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (i) and (ii) of this Section 10.15(a). The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, shall be deemed to be cash or Cash Equivalents for purposes of clause (ii) and shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph (b). If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 10.15. A transfer of assets by the Company to a Restricted Subsidiary or by a Subsidiary to the Company or to a Restricted Subsidiary will not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Investment and that is permitted under Section 10.10 will not be deemed to be an Asset Sale. In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article VIII, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section 10.15, and shall comply with the provisions of this Section 10.15 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such Properties of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Available Proceeds for purposes of this Section 10.15.

      (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or any Restricted Subsidiary may either, no later than 270 days after such Asset Sale, (i) apply all or any of the Net Available Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, provided, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid, or (ii) invest all or any part of the Net Available Proceeds thereof in Properties that replace the Properties that were the subject of such Asset Sale or in other Properties that will be used in the business of the Company and its Restricted Subsidiaries. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph shall constitute "Excess Proceeds".

      (c) When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000 (the "Trigger Date"), the Company shall make an offer to purchase, from all Holders of the Securities, an aggregate principal amount of Securities equal to such Excess Proceeds as follows:

            (i) Not later than the 30th date following the Trigger Date, the Company shall give to the Trustee in the manner provided in Section 15.4 hereof and each Holder of the


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

      Securities in the manner provided in Section 15.5 hereof, a notice (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders of the Securities the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Payment Amount") equal to such Excess Proceeds.

            (ii) The offer price for the Securities shall be payable in cash in an amount equal to 100% of the principal amount of the Securities tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest, if any, and the Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in paragraph (d) of this Section. To the extent that the aggregate Offered Price of the Securities tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 10.10 hereof.

            (iii) If the aggregate Offered Price of Securities validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Securities to be purchased will be selected on a pro rata basis by the Trustee based on the aggregate principal amount of Securities so tendered. Upon completion of a Net Proceeds Offer, the amount of Excess Proceeds shall be zero.

            (iv) The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 60 days from the Trigger Date. The Purchase Notice shall also state (i) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Offered Price, subject to the limitations described in the foregoing paragraph (iii),
      (ii) any information regarding such Net Proceeds Offer required to be furnished under the Exchange Act and any other securities laws and regulations thereunder, (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (iv) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this Section 10.15, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (v) the instructions a Holder must follow in order to have his Securities repurchased in accordance with paragraph (d) of this Section.

      (d) Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Purchase Notice at least five Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Net Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) (in the case of Physical Securities) and principal amount of the

Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities of like tenor and equal in principal amount to the unpurchased portion of the Securities surrendered.

      On or prior to the Net Proceeds Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to a Net Proceeds Offer in an aggregate principal amount equal to the Payment Amount or such lesser amount of Securities as has been tendered, (ii) irrevocably deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered in an aggregate principal amount equal to the Payment Amount or such lesser amount and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Securities so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Security of like tenor and equal in principal amount to any unpurchased portion of the Security which any such Holder did not surrender for purchase. Any Securities not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 10.15, the Trustee will act as the Paying Agent.

      (e) The Company shall not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Securities as described in this Section 10.15.

      SECTION 10.16.  Limitation on Transactions with Affiliates.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of Property or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "Affiliate Transaction") other than (i) Affiliate Transactions permitted by paragraph (b) of this Section 10.16, (ii) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable arm's length transaction with an unrelated Person, (iii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1,000,000 but less than $5,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction or series of related transactions complies with clause (ii) above and (B) such transaction or series of related transactions has been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company, and (iv) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying to the two matters referred to in clause (iii) above and that the Company has obtained a written opinion, a copy of which shall be attached to such Officers' Certificate, from an independent nationally recognized investment banking firm or appraisal firm specializing or having a speciality in the type and subject matter of the transaction or series of related transactions at issue, which opinion shall be to the effect set forth in clause (ii) above or shall state that such transaction or series of related transactions is fair from a financial point of view to the Company or such Restricted Subsidiary, as the case may be.

      (b) The restrictions set forth in paragraph (a) shall not apply to (i) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among Restricted Subsidiaries so long as such transactions are not otherwise prohibited hereunder, (ii) reasonable indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions, (iii) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate and (iv) reasonable employee compensation and other benefit arrangements approved by the Board of Directors of the Company.

      SECTION 10.17. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (a) to pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock, or make payments on any Indebtedness owed, to the Company or any other Restricted Subsidiary, (b) to make loans or advances to the Company or any other Restricted Subsidiary or (c) to transfer any of its Property to the Company or any other Restricted Subsidiary (any such restrictions being collectively referred to herein as a "Payment Restriction"), except in any such case for such encumbrances or restrictions existing under or by reason of (i) this Indenture or any other agreement in effect or entered into on the date of this Indenture, or (ii) any agreement, instrument or charter of or in respect of a Restricted Subsidiary entered into prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary and outstanding on such date and not entered into in connection with or in contemplation of becoming a Restricted Subsidiary, provided such consensual encumbrance or restriction is not applicable to any Properties subsequently acquired by such Restricted Subsidiary, or (iii) pursuant to an agreement effecting a modification, renewal, refinancing, replacement or extension of any agreement, instrument or charter (other than this Indenture) referred to in clause (i) or
(ii) above, provided, however, that the provisions relating to such encumbrance or restriction are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement, instrument or charter so modified, renewed, refinanced, replaced or extended, or (iv) customary provisions restricting the subletting or assignment of any lease or the transfer of copyrighted or patented materials, or (v) provisions


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

in agreements that restrict the assignment of such agreements or rights thereunder, or (vi) the sale or other disposition of any Properties subject to a Lien securing Indebtedness.

      SECTION 10.18. Limitation on Preferred Stock of Subsidiaries.

      The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a wholly owned Subsidiary) or permit any Person (other than the Company or a wholly owned Subsidiary) to own any Preferred Stock of any Restricted Subsidiary of the Company.

      SECTION 10.19. Waiver of Certain Covenants.

      The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.5 through 10.13 and Section
10.16 and 10.18 hereof if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

      SECTION 11.1. Right of Redemption.

      The Securities may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time on or after December 15, 2001, upon no less than 30 or more than 60 days' notice to each Holder of Securities to be redeemed, subject to the conditions and at the redemption prices (expressed as percentages of principal amount) set forth below, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                                      Redemption
            Year                                         Price
            ----                                      ----------
            2001.....................................  106.125%
            2002.....................................  103.063%

together in the case of any such redemption with accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such date of redemption), all as provided herein.

      Notwithstanding the foregoing, at any time on or prior to December 15, 1999, up to 30% of the originally issued principal amount of Securities may be redeemed, at the election of the Company, upon not less than 30 or more than 60 days' notice to each Holder of Securities to be redeemed, from the Net Cash Proceeds of a Public Equity Offering, at a redemption price equal to 112 1/4% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to date of redemption, provided that at least $59,500,000 of the originally issued principal amount of Securities remains Outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

      SECTION 11.2. Applicability of Article.

      Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

      SECTION 11.3. Election to Redeem; Notice to Trustee.

      The election of the Company to redeem any Securities pursuant to Section
11.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.4. Any election to redeem Securities shall be revocable until the Company gives a notice of redemption pursuant to Section 11.5 to the Holders of Securities to be redeemed.

      SECTION 11.4. Selection by Trustee of Securities to Be Redeemed.

      If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or by any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that any such partial redemption shall be in integral multiples of $1,000.

      The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      The provisions of the two preceding paragraphs of this Section 11.4 shall not apply with respect to any redemption affecting only a Global Security, whether such Global Security is to be


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

redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Global Security shall be in an authorized denomination.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

      SECTION 11.5. Notice of Redemption.

      Notice of redemption shall be given in the manner provided for in Section
15.5 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

      All notices of redemption shall state:

            (a) the Redemption Date;

            (b) the Redemption Price;

            (c) in the case of a partial redemption of Physical Securities, the identification of the particular Securities to be redeemed, and, if any Global Security or Physical Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed;

            (d) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in
      Section 11.7 hereof) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued and unpaid interest, interest thereon will cease to accrue on and after said date; and

            (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company maintained for such purpose pursuant to Section 10.2 hereof.

      Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Failure to give such notice by mailing to any Holder of Securities or any defect therein shall not affect the validity of any proceedings for the redemption of other Securities.

      SECTION 11.6. Deposit of Redemption Price.

      On or before 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3 hereof) immediately available funds in an amount sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Securities which are to be redeemed on such Redemption Date.

      SECTION 11.7. Securities Payable on Redemption Date.

      Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of
Section 3.7 hereof.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium and Liquidated Damages, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

      SECTION 11.8. Securities Redeemed in Part.

      Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 10.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and, upon Company Order, the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.


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

                                   ARTICLE XII

                       DEFEASANCE AND COVENANT DEFEASANCE

      SECTION 12.1. Company's Option to Effect Defeasance or Covenant
Defeasance.

      The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 12.2 or Section 12.3 hereof be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article XII.

      SECTION 12.2. Defeasance and Discharge.

      Upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.2, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities on and after the date the conditions set forth in Section
12.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed (i) to have paid and discharged its obligations under the Outstanding Securities, provided, however, that the Securities shall continue to be deemed to be "Outstanding" for purposes of Section 12.5 hereof and the other Sections of this Indenture referred to in clauses (A) and (B) below, and (ii) to have satisfied all its other obligations with respect to such Securities and this Indenture (and the Trustee, at the expense and direction of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 12.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium if any, on) and interest on such Securities when such payments are due (or at such time as the Securities would be subject to redemption at the option of the Company in accordance with this Indenture), (B) the obligations of the Company under Section 3.3, 3.4, 3.5, 3.6, 5.8, 6.6, 6.9, 6.10, 10.2 and 10.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (D) the obligations of the Company under this Article XII. Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3 hereof with respect to the Securities.

      SECTION 12.3. Covenant Defeasance.

      Upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.3, (i) the Company shall be released from its obligations under clauses (c), (d) and (e) under Section 8.1, any covenant in Sections 10.5 through 10.18 and any covenant in Articles XIII and XIV, (ii) the Subsidiary Guarantors shall be released from the Subsidiary Guarantees and the Collateral shall be released from the Lien securing the Securities and (iii) the occurrence of any event specified in Sections 5.1(c), 5.1(d) (with respect to clauses (c), (d) and (e) under Section 8.1, Sections 10.5 though 10.18, and
Section 10.19) 5.1(e), 5.1(f), 5.1(g) (with respect
to any Restricted Subsidiary) and 5.1(h) (with respect to any Restricted Subsidiary) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Article or Section (to the extent so specified in the case of Sections 5.1(d), 5.1(g) and 5.1(h) hereof), whether directly or indirectly, by reason of any reference elsewhere herein to any such Article or Section or by reason of any reference in any such Article or Section to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

      SECTION 12.4. Conditions to Defeasance or Covenant Defeasance.

      The following shall be the conditions to application of either Section
12.2 or Section 12.3 hereof to the Outstanding Securities:

            (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 hereof who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,
      (A) cash in United States dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
      (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on the Outstanding Securities on the Stated Maturity thereof (or Redemption Date, if applicable), provided that the Trustee shall have been irrevocably instructed by a Company Order to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.3 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person


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

      controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

            (b) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such Opinion must refer to and be based upon a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws).

            (c) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(g) and 5.1(h) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

            (d) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company.

            (e) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

            (f) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally.


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

            (g) The Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Outstanding Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

            (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under
      Section 12.2 hereof or the covenant defeasance under Section 12.3 (as the case may be) have been complied with.

      SECTION 12.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

      Subject to the provisions of the last paragraph of Section 10.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively for purposes of this Section 12.5, the "Trustee") pursuant to Section 12.4 hereof in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium and Liquidated Damages, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against all taxes, fees or other charges imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 12.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

      Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

      SECTION 12.6. Reinstatement.

      If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 12.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations


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

under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.5 hereof; provided, however, that if the Company makes any payment of principal of (or premium or Liquidated Damages, if any, on) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE XIII

                              SUBSIDIARY GUARANTEES

      SECTION 13.1. Unconditional Guarantee.

      Each of the Subsidiary Guarantors hereby jointly and severally unconditionally Guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the full and punctual payment of the principal of (and premium and Liquidated Damages, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to pay or cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

      Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of all or any of the Securities, or any consent to departure from any requirement of any other Guarantee of all or any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Federal Bankruptcy Code, or the application of Section 1111(b)(2) of the Federal Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code, the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities (including, without limitation, any interest, Liquidated Damages or premium thereon), any waiver or consent by the Holder of such Security or by the Trustee with respect to any provisions thereof or of this Indenture or with respect to the provisions of this Article XIII as they apply to any other Subsidiary Guarantor, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any


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of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that its Subsidiary Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in such Subsidiary Guarantee. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal (or premium or Liquidated Damages, if any) or interest on such Security, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against all or any of the Subsidiary Guarantors to enforce their respective Subsidiary Guarantees without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

      Each Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Securities against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of such Securities pursuant to the provisions of its Subsidiary Guarantee of this Indenture; provided, however, that no Subsidiary Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium and Liquidated Damages, if any) and interest on all Securities issued hereunder shall have been paid in full.

      Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by an obligee on the Securities whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance has not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


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

      The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees or under this Article XIII in accordance with Section 13.7.

      The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and this Indenture are senior unsecured obligations of such Subsidiary Guarantor.

      SECTION 13.2. Execution and Delivery of Subsidiary Guarantees.

      The Subsidiary Guarantee to be endorsed on the Securities is set forth in Appendix A. Each of the Subsidiary Guarantors hereby agrees to execute its Subsidiary Guarantee, in a form established pursuant to Appendix A, to be endorsed on each Security authenticated and delivered by the Trustee.

      The Subsidiary Guarantee shall be executed on behalf of each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor's Officers, attested by its Secretary or Assistant Secretary. The signature of any or all of these Officers on the Subsidiary Guarantee may be manual or facsimile.

      A Subsidiary Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Subsidiary Guarantee is endorsed or did not hold such offices at the date of such Subsidiary Guarantee.

      The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee endorsed thereon on behalf of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby jointly and severally agrees that its Subsidiary Guarantee set forth in Section 13.1 shall remain in full force and effect notwithstanding any failure to endorse a Subsidiary Guarantee on any Security.

      SECTION 13.3. Limitation on Merger or Consolidation.

      No Subsidiary Guarantor shall consolidate or merge with or into, in one or more related transactions, another Person or entity unless (i) such Subsidiary Guarantor is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the Obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture;


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

(iii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iv) the Company will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Fixed Charge Coverage Ratio set forth in Section 10.11(a).

      Except as set forth in this Section 13.3, Section 13.4 and Articles VIII and X hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the Property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

      SECTION 13.4. Release of Subsidiary Guarantors.

      (a) Concurrently with any consolidation or merger of a Subsidiary Guarantor or any sale or conveyance of the Property of a Subsidiary Guarantor as an entirety or substantially as an entirety, in each case as permitted by
Section 13.3 hereof, and upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with Section
13.3 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantees endorsed on the Securities and under this
Article XIII. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII shall remain liable for the full amount of principal of (and premium and Liquidated Damages, if any) and interest on the Securities and for the other obligations of a Subsidiary Guarantor under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII.

      (b) Concurrently with the legal defeasance of the Securities under Section
12.2 hereof or the covenant defeasance of the Securities under Section 12.3 hereof, the Subsidiary Guarantors shall be released from all of their obligations under their Subsidiary Guarantees endorsed on the Securities and under this Article XIII.

      (c) Upon the sale or disposition (by merger or otherwise) of any Subsidiary Guarantor by the Company or any Restricted Subsidiary of the Company to any entity that is not a Restricted Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, including, without limitation, Section 8.1 and Section 10.15 of this Indenture, such Subsidiary Guarantor shall automatically be released from all obligations under its Subsidiary Guarantees endorsed on the Securities and under this
Article XIII.

      (d) Upon the redesignation by the Company of a Subsidiary Guarantor from Restricted Subsidiary to an Unrestricted Subsidiary in compliance with the provisions of this Indenture, such Subsidiary may, at its option, cease to be a Subsidiary Guarantor and shall be released from all


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

of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII, which release shall be evidenced by a supplemental indenture executed by the Company, the Subsidiary Guarantors and the Trustee.

      SECTION 13.5. Additional Subsidiary Guarantors.

      The Company may cause any Subsidiary to become a Subsidiary Guarantor with respect to the Securities. If the Company or any of its Subsidiaries shall, in compliance with the covenants in Article X, after the date of this Indenture,
(i) transfer or cause to be transferred, any Property to any Subsidiary that is not a Subsidiary Guarantor (other than an Unrestricted Subsidiary) or (ii) make any Investment in any Subsidiary that is not a Subsidiary Guarantor (other than an Unrestricted Subsidiary), then the Company shall cause such Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture. Any such Subsidiary shall become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to, and executed by, the Trustee and executed by the Company, which subjects such Subsidiary to the provisions of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Subsidiary (subject to such customary exceptions concerning creditors' rights and equitable principles).

      SECTION 13.6. Limitation of Subsidiary Guarantor's Liability.

      Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collection from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 13.7, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such a fraudulent transfer or conveyance.

      SECTION 13.7. Contribution.

      In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Subsidiary Guarantee, and so long as the exercise of such right does not impair the rights of the Holders under the


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

Subsidiary Guarantees or under this Article XIII, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount, based on the net assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor), determined in accordance with GAAP, subject to Section 13.6, for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

                                   ARTICLE XIV

                                PLEDGE AGREEMENT

      SECTION 14.1. Unconditional Pledge.

      The due and punctual payment of the principal of (and premium, if any) and interest and Liquidated Damages, if any, on the Securities when and as the same shall be due and payable, whether on a Stated Maturity, by acceleration, repurchase, redemption or otherwise and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement substantially in the form attached hereto as Exhibit A which the Pledgor has entered into simultaneously with the execution of this Indenture. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for purposes herein expressed. The Company shall take, or shall cause the Pledgor under the Pledge Agreement to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens.

      SECTION 14.2. Recording and Opinions.

      (a) The Company shall furnish to the Trustee on the Issue Date an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the


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

recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Pledge Agreement, and reciting with respect to the security interest in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

      (b) The Company shall otherwise comply with the provisions of TIA Section 314(b).

      SECTION 14.3. Release of Collateral.

      (a) Upon the full and final payment and performance of all Obligations of the Company under this Indenture and the Securities, the Pledge Agreement will terminate and the Collateral will be released.

      (b) To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Liens and security interests of the Pledge Agreement and related to the substitution therefor of any property or securities to be subjected to the Liens and security interests of the Pledge Agreement, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company and approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

      SECTION 14.4. Authorization of Actions to be Taken by the Trustee Under the Pledge Agreement.

      Subject to the provisions of Section 6.1 and 6.2 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and
(ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).


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

      SECTION 14.5. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.

      The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

      SECTION 14.6. Termination of Security Interest.

      Upon (i) the payment in full of all obligations of the Company under this Indenture and the Securities, or (ii) effectiveness of legal defeasance or covenant defeasance in accordance with Article XII, (iii) the sale or disposition (by merger or otherwise) of all of the capital stock included in the Collateral to any entity that is not a Restricted Subsidiary or the Company (subject to the release thereof from the Lien of the Pledge Agreement) and which sale or other disposition is otherwise in compliance with the terms of this Indenture, including without limitation, Section 8.1 and Section 10.15 of this Indenture or (iv) the designation by the Company of Willcox & Gibbs, Ltd. as an Unrestricted Subsidiary, the Trustee shall, upon Company Request deliver a certificate to the Collateral Agent instructing the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreement.

                                   ARTICLE XV

                                  MISCELLANEOUS

      SECTION 15.1. Compliance Certificates and Opinions.

      Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate and each such opinion shall be in the form of an Officers' Certificate or an Opinion of Counsel, as applicable, and shall comply with the requirements of this Indenture.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope for the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

      The certificates and opinions provided pursuant to this Section 15.1 and the statements required by this Section 15.1 shall comply in all respects with TIA Sections 314(c) and (e).

      SECTION 15.2. Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based is or are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon an Officers' Certificate, unless such counsel knows that the certificate with respect to such matters is erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      SECTION 15.3. Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be provided by the Security Register.

      (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date, provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

      SECTION 15.4. Notices, etc. to Trustee and the Company.

      Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with,

            (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

            (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company, addressed to it at the Company's offices located at 900 Milik Street, Carteret, New Jersey 07008, Attention: Chief Executive Officer, or at any other address otherwise furnished in writing to the Trustee by the Company.

      SECTION 15.5. Notice to Holders; Waiver.

      Where this Indenture provides for notice of any event to Holders by the Company, the Trustee or any Paying Agent, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (in the English language) and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case, by reason of the suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impossible to make publication of any notice in an Authorized Newspaper or Authorized Newspapers as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

      SECTION 15.6. Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 15.7. Successors and Assigns.

      All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

      SECTION 15.8. Severability.

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

      SECTION 15.9. Benefits of Indenture.

      Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties thereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

      SECTION 15.10. Governing Law; Trust Indenture Act Controls.

      (a) THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, OR THE SECURITIES, OR ANY SUBSIDIARY GUARANTEE AND THE COMPANY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

      (b) This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this

Indenture by operation of such Trust Indenture Act section, such imposed duties or incorporated provisions shall control.

      SECTION 15.11. Legal Holidays.

      In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium and Liquidated Damages, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

      SECTION 15.12. No Recourse Against Others.

      A director, officer, employee, stockholder, incorporator or Affiliate, as such, past, present or future, of the Company shall not have any personal liability under the Securities or this Indenture by reason of his or its status as a director, officer employee, stockholder, incorporator or Affiliate or any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting any of the Securities, waives and releases all such lability to the extent permitted by applicable law.

      SECTION 15.13. Duplicate Originals.

      The parties may sign any number of copies or counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      SECTION 15.14. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                       ISSUER:

                                       WILLCOX & GIBBS, INC.


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: CFO


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: CEO



                                       SUBSIDIARY GUARANTORS:

                                       WG APPAREL, INC.


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: CEO



                                          CLINTON MANAGEMENT CORPORATION


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: V.P.

                                       CLINTON MACHINERY CORPORATION


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: V.P.



                                       LEADTEC SYSTEMS, INC.


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: V.P.


                                       W&G DAON, INC.


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: President


                                       J&E SEWING SUPPLIES, INC.


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: President


                                       W&G TENNESSEE IMPORTS, INC.


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: President

                                       CLINTON LEASING CORP.


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: V.P.


                                       CLINTON EQUIPMENT CORP.


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: V.P.



                                       PARADISE COLOR INCORPORATED


                                       By: /s/ John K. Ziegler, Jr.
                                           -------------------------------------
                                          Name:  John K. Ziegler, Jr.
                                          Title: V.P.


                           [Signature page to follow]

                                    TRUSTEE:

                                    IBJ SCHRODER BANK & TRUST
                                    COMPANY, as Trustee


                                       By: /s/ Max Volmar
                                           -------------------------------------
                                          Name:  Max Volmar
                                          Title: Vice President

                                                                    APPENDIX A

     FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A,
      INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A) (1),
                     (2), (3) OR (7)) AND TO CERTAIN PERSONS
              IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

      1.    Definitions.

      1.1.  Definitions.

      For the purposes of this Appendix A the following terms shall have the meanings indicated below:

      "Depository" means The Depository Trust Company, its nominees and their respective successors.

      "Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

      "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "Initial Purchaser" means Dillon, Read & Co. Inc.

      "Physical Security" means a certificated Initial Security bearing the restricted securities legend set forth in Section 2.3(d) of this Appendix and which is held by an IAI in accordance with Section 2.1(c) of this Appendix.

      "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

      "Purchase Agreement" means the Purchase Agreement dated December 20, 1996, between the Company, the Subsidiary Guarantors and the Initial Purchaser.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 20, 1996, by and among the Company, the Subsidiary Guarantors and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

      "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

      "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

      "Transfer Restricted Securities" means Physical Securities and Global Securities that bear or are required to bear the legend set forth in Section 2.3(d) of this Appendix A.

      1.2.  Other Definitions.

                                                             Defined in
                                                              Appendix
                              Term                           A Section
                              ----                           ---------

      "Agent Members"......................................    2.1(b)
      "Global Security"....................................    2.1(a)
      "Regulation S".......................................    2.1(a)
      "Rule 144A"..........................................    2.1(a)

      Terms used herein without definition have the meanings ascribed to them in the Indenture.

      2.    The Securities.

      2.1.  Form and Dating.

      The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

      (a) Global Securities. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the Initial Purchaser with IBJ Schroder Bank & Trust Company, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and duly endorsed by each Subsidiary Guarantor and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

      (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b) and pursuant to a Company Order, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by IBJ Schroder Bank & Trust Company as custodian for the Depository.

      Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or the custodian of the Depository or by the Trustee under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

      (c) Physical Securities. Except as provided in this Section 2.1 or Section
2.3 or 2.4 of Appendix A, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are IAI's and are not QIBs and did not purchase Initial Securities sold in reliance on Regulation S will receive Physical Securities; provided, however, that upon transfer of such Physical Securities to a QIB, such Physical Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.3 of Appendix A.

      2.2. Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $85,000,000 and (2) Exchange Securities or Private Exchange Securities for issue only in an Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount, in each case, upon a Company Order. Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange

Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $85,000,000, except as provided in Section 2.7 of the Indenture.

      2.3. Transfer and Exchange. (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Security Registrar or a co-registrar with a request:

            (x) to register the transfer of such Physical Securities; or

            (y) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Security Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Physical Securities surrendered for transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) of Appendix A or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                  (A) if such Physical Securities are being delivered to the
            Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                  (B) if such Physical Securities are being transferred to the
            Company, a certification to that effect; or

                  (C) if such Physical Securities are being transferred pursuant to Rule 144, Rule 904 or another available exemption from registration, (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company or Security Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i) of Appendix A.

      (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a

Physical Security duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (i) certification, in the form set forth on the reverse of the Security, that such Physical Security is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

            (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Physical Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Physical Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Physical Security so canceled. If no Global Securities are then Outstanding, the Company shall issue and the Trustee shall authenticate, upon the Company Order, a new Global Security in the appropriate principal amount.

      (c)   Transfer and Exchange of Global Securities.

            (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depository's procedure containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

            (ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of Appendix A), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of Appendix A prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
      Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

      (d)   Legend.

            (i) Except as permitted by the following paragraphs (ii), (iii) and
      (iv), each Security certificate evidencing the Global Securities and the Physical Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT."

      "THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), BUT ONLY IN THE CASE OF A TRANSFER THAT IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN

ITS NAME (OR ITS NOMINEE'S NAME) IN THE BOOKS MAINTAINED BY THE REGISTRAR, AND SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE."

      Each Physical Security will also bear the following additional legend:

            "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

            (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                  (A) in the case of any Transfer Restricted Security that is a
            Physical Security the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Physical Security that does not bear the legend set forth above and rescind any restriction on the sale or transfer of such Transfer Restricted Security; and

                  (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Physical Security that does not bear the legend set forth above and rescind any restriction on the sale or transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

in either case, if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

            (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Securities or such Private Exchange Securities will cease to apply, the requirements requiring any such Initial Securities or such Private Exchange Securities issued to certain Holders be issued in global form will cease to apply, and an Initial Securities or Private Exchange Securities in certificated or global form without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver a Company Order instructing the Trustee to issue Securities without legends.

            (iv) Upon the consummation of an Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver a Company Order instructing the Trustee to issue Exchange Securities without legends.

            (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

      (e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Physical Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Physical Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

      (f)   Obligations with Respect to Transfers and Exchanges of Securities.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and, upon Company Order, the Trustee shall authenticate certificated Securities, Physical Securities and Global Securities.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.5 and 10.14).

            (iii) The Security Registrar or co-registrar shall not be required to register the transfer or exchange of (a) any Physical Security selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Physical Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an Interest Payment Date.

            (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Security Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Security Registrar or any co-registrar shall be affected by notice to the contrary.

            (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

      (g)   No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, an Agent Member, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or an Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holder and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4.  Certificated Securities.

      (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 of Appendix A shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 of Appendix A and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

      (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee to be so transferred, in whole or from time to time in part, without charge, and, upon Company Order, the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such cases as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d) of Appendix A, bear the restricted securities legend set forth in Exhibit l hereto.

      (c) Subject to the provisions of Section 2.4(b) of Appendix A, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

      (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i) of Appendix A, (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                                      APPENDIX A

                      [FORM OF FACE OF INITIAL SECURITY]

                          [Global Securities Legend]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        [Restricted Securities Legend]

      THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT."

      THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED

OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), BUT ONLY IN THE CASE OF A TRANSFER THAT IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEE'S NAME) IN THE BOOKS MAINTAINED BY THE REGISTRAR, AND SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.] (1)

----------
(1) Include if a Physical Security to be held by an institutional "accredited investor" (as defined in Rule 501(a),(1),(2),(3) or (7) under the Securities
Act).

        GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, INTEREST
           AND LIQUIDATED DAMAGES, IF ANY, BY CERTAIN SUBSIDIARIES OF
                              WILLCOX & GIBBS, INC.


CUSIP No. ____________
No. ______________                                               $____________


                             WILLCOX & GIBBS, INC.

                      12 1/4% Series A Senior Note Due 2003

      Willcox & Gibbs, Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or registered assigns the principal sum of ___________ Dollars on December 15, 2003, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on June 15, 1997 and continuing semiannually thereafter, on June 15 and December 15 in each year, accruing from January 3, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12 1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, any upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of

America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made on Physical Securities at the option of the Company on or before the due date (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                          WILLCOX & GIBBS, INC.


                                          By:__________________________
                                               Title:
Attest:


_____________________________
Assistant Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities referred to in the within mentioned
Indenture.


Dated:___________                         IBJ SCHRODER BANK & TRUST
                                          COMPANY, TRUSTEE


                                          By:_____________________________
                                               Authorized Signatory

                  [FORM OF REVERSE SIDE OF INITIAL SECURITY]


      This Security is one of a duly authorized issue of securities of the Company designated as its 12 1/4% Series A Senior Notes Due 2003 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $85,000,000 which may be issued under an indenture (herein called the "Indenture"; capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Indenture) dated as of January 3, 1997 between the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

      The Securities are subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 15, 2001, upon not less than 30 or more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the twelve-month period beginning December 15 of the years indicated below:

                                                      Redemption
            Year                                         Price
            ----                                      ----------
            2001........................................106.125%
            2002........................................103.063%

together in the case of any such redemption with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

      Notwithstanding the foregoing, at any time on or prior to December 15, 1999 up to 30% of the originally issued principal amount of Securities may be redeemed, at the option of the Company, upon not less than 30 or more than 60 days' notice to each Holder of Securities to be redeemed, from the Net Cash Proceeds of a Public Equity Offering, at a Redemption Price equal to 112 1/4% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, provided that at least $59,500,000 of the originally issued principal amount of Securities remains Outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

      In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      The Securities do not have the benefit of any mandatory redemption or sinking fund obligations.

      In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 60 or less than 30 days following the occurrence of a Change of Control of the Company, all of the then Outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

      In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest, if any, to the Net Proceeds Payment Date.

      As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal or premium, if any, upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (ii) default for 30 days in payment of interest or Liquidated Damages, if any, on any of the Securities; (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets, limitation on Indebtedness and Disqualified Capital Stock, limitation on the issuance of preferred stock of Restricted Subsidiaries, limitation on restricted payments or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (iv) failure of the Company or any Subsidiary Guarantor for 30 days after notice to comply with any other covenants in the Indenture or the Securities or its Subsidiary Guarantee, as the case may be; (v) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company or any Subsidiary in an aggregate principal amount in excess of $2,500,000; (vi) certain final judgments or orders against the Company or any Subsidiary in an aggregate amount of more than $2,500,000 not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary; and (viii) except as permitted by the Indenture and hereby, cessation of the effectiveness of any Subsidiary Guarantee or the Pledge Agreement or any repudiation thereof. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (a) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice, and (b) in the case of an Event of Default which relates to certain payment defaults or acceleration with respect to certain Indebtedness, any such Event of Default and any consequential acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium, interest or Liquidated Damages) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual and quarterly reports with the Trustee as to the absence or existence of defaults.

      The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Security and (ii) discharge from certain covenants and Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to qualify or maintain the qualification of the Indenture under the Trust Indenture Act and to make certain other specified changes and other changes that do not materially adversely affect the interests of any Holder in any material respect.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      A director, officer, employee, incorporator, stockholder or Affiliate of the Company, as such, past, present or future shall not have any personal liability under this Security or any other Security or the Indenture by reason of his or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

      Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 900 Milik

Street, Carteret, New Jersey 07008, Attention: Secretary (or such other address as the Company may have furnished in writing to the Trustee).

      Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to a registration and indemnification of the Company to the extent provided therein.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

      Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      This Security shall be governed by and construed in accordance with the laws of the State of New York.

                          [FORM OF NOTATION ON SECURITY
                        RELATING TO SUBSIDIARY GUARANTEE]

      The Subsidiary Guarantors, referred to in this Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture, have unconditionally guaranteed, jointly and severally, on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, the payment of Liquidated Damages on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article XIII of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are senior obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article XIII of the Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

      The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Securities upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                    SUBSIDIARY GUARANTORS:

                                    WG APPAREL, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    CLINTON MANAGEMENT CORPORATION


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    CLINTON MACHINERY CORPORATION


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    LEADTEC SYSTEMS, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    W&G DAON, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    J&E SEWING SUPPLIES, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    W&G TENNESSEE IMPORTS, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    CLINTON LEASING CORP.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    CLINTON EQUIPMENT CORP.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    PARADISE COLOR INCORPORATED


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                ASSIGNMENT FORM

      To assign this Security fill in the form below:

      I or we assign and transfer this Security to

            (Print or type assignee's name, address and zip code)

            (Insert assignee's Soc. Sec. or tax I.D. No.)

and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________


Date: __________________  Your Signature: ______________________________________

_______________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)   |_|   to the Company; or

(2)   |_|   pursuant to an effective registration statement under the
            Securities Act of 1933, as amended; or

(3)   |_|   inside the United States to a "qualified institutional buyer"
            (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities
            Act of 1933, as amended; or

(4)   |_|   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933, as amended;

(5)   |_|   pursuant to Rule 144 under the Securities Act of 1933, as
            amended; or

(6)   |_|   pursuant to another available exemption from registration
            provided by Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.


                                               ________________________________
                                                      Signature

Signature Guarantee:


_____________________________________          ________________________________
(Signature must be guaranteed)                        Signature


________________________________________________________________________________
TO BE COMPLETED BY PURCHASER IF BOX (3) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned for ongoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________________    _____________________________________________
                                  NOTE:  To be executed by an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

      The following increases or decreases in this Global Security have been made:


Date of Exchange  Amount of decrease in      Amount of increase in Principal    Principal amount of this    Signature of authorized
                  Principal Amount of this   Amount of this Global Security     Global Security following   officer of Trustee or
                  Global Security                                               such decrease or increase   Securities Custodian



                      OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, check the box:

                                       |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, state the amount in principal amount: $ ____________________


Date: ____________________    Your Signature: __________________________________
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Security.)


Signature Guarantee: ___________________________________________________________
                        (Signature must be guaranteed)

                                                                       EXHIBIT 2
                                                                              to
                                                                      Appendix A

                 [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE
                              EXCHANGE SECURITY]

        GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, INTEREST
           AND LIQUIDATED DAMAGES, IF ANY, BY CERTAIN SUBSIDIARIES OF
                              WILLCOX & GIBBS, INC.

[*/]
[**/]

CUSIP No. ___________
No. ___________                                                  $____________


                             WILLCOX & GIBBS, INC.

                      12 1/4% Series B Senior Note Due 2003


      Willcox & Gibbs, Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or registered assigns the principal sum of ___________ Dollars on December 15, 2003, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on June 15, 1997 and continuing semiannually thereafter, on June 15 and December 15 in each year, accruing from January 3, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 12 1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in

----------
*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit 2 with the Assignment Form included in such Exhibit 1.

whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, any upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made on Physical Securities at the option of the Company on or before the due date (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or
(ii) with respect to any Holder owning Securities in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                       WILLCOX & GIBBS, INC.



                                       By:_________________________
                                            Title:
Attest:


_____________________________
      Secretary



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities referred to in the within mentioned
Indenture.


Dated:___________                      IBJ SCHRODER BANK & TRUST
                                       COMPANY, TRUSTEE


                                       By:_____________________________
                                            Authorized Signatory


                       [FORM OF REVERSE SIDE OF EXCHANGE
                         OR PRIVATE EXCHANGE SECURITY]

      This Security is one of a duly authorized issue of securities of the Company designated as its 12 1/4% Series B Senior Notes Due 2003 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $85,000,000 which may be issued under an indenture (herein called the "Indenture"; capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Indenture) dated as of January 3, 1997 between the Company, the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

      The Securities are subject to redemption, at the option of the Company, in whole or in part, at any time on or after December 15, 2001, upon not less than 30 or more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the twelve-month period beginning December 15 of the years indicated below:

                                                      Redemption
            Year                                         Price
            ----                                      ----------
            2001........................................106.125%
            2002........................................103.063%

together in the case of any such redemption with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of redemption), all as provided herein.

      Notwithstanding the foregoing, at any time on or prior to December 15, 1999 up to 30% of the originally issued principal amount of Securities may be redeemed, at the option of the Company, upon not less than 30 or more than 60 days' notice to each Holder of Securities to be redeemed, from the Net Cash Proceeds of a Public Equity Offering, at a Redemption Price equal to 112 1/4% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, provided that $59,500,000 of the originally issued principal amount of Securities remains Outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

      In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      The Securities do not have the benefit of any mandatory redemption or sinking fund obligations.

      In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 60 or less than 30 days following the occurrence of a Change of Control of the Company, all of the then Outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

      In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Securities at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest, if any, to the Net Proceeds Payment Date.

      As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal or premium, if any, upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (ii) default for 30 days in payment of interest or Liquidated Damages, if any, on any of the Securities; (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets, limitation on Indebtedness and Disqualified Capital Stock, limitation on the issuance of preferred stock of Restricted Subsidiaries, limitation on restricted payments or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (iv) failure of the Company or any Subsidiary Guarantor for 30 days after notice to comply with any other covenants in the Indenture or the Securities or its Subsidiary Guarantee, as the case may be; (v) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company or any Subsidiary in an aggregate principal amount in excess of $2,500,000; (vi) certain final judgments or orders against the Company or any Subsidiary in an aggregate amount of more than $2,500,000 not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary and (viii) cessation of the effectiveness of any Subsidiary Guarantee or the Pledge Agreement or any repudiation thereof. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, except that (a) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Securities will become due and payable immediately without further action or notice, and (b) in the case of an Event of Default which relates to certain payment defaults or acceleration with respect to certain Indebtedness, any such Event of Default and any consequential acceleration of the Securities will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Securities, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Security by the Holder thereof. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium, interest or Liquidated Damages) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual and quarterly reports with the Trustee as to the absence or existence of defaults.

      The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Security and (ii) discharge from certain covenants and Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to qualify or maintain the qualification of the Indenture under the Trust Indenture Act and to make certain other specified changes and other changes that do not materially adversely affect the interests of any Holder in any material respect.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      A director, officer, employee, incorporator, stockholder or Affiliate of the Company, as such, past, present or future shall not have any personal liability under this Security or any other Security or the Indenture by reason of his or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Security, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

      Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 900 Milik Street, Carteret, New Jersey 07008, Attention: Secretary (or such other address as the Company may have furnished in writing to the Trustee).

      Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to a registration and indemnification of the Company to the extent provided therein.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identifying information printed hereon.

      Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      This Security shall be governed by and construed in accordance with the laws of the State of New York.

                         [FORM OF NOTATION ON SECURITY
                       RELATING TO SUBSIDIARY GUARANTEE]

      The Subsidiary Guarantors, referred to in this Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture, have unconditionally guaranteed, jointly and severally, on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, the payment of Liquidated Damages on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article XIII of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth, and are senior obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article XIII of the Indenture, and may be released or limited under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

      The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                    SUBSIDIARY GUARANTORS:

                                    WG APPAREL, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    CLINTON MANAGEMENT CORPORATION


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    CLINTON MACHINERY CORPORATION


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    LEADTEC SYSTEMS, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    W&G DAON, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    J&E SEWING SUPPLIES, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    W&G TENNESSEE IMPORTS, INC.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    CLINTON LEASING CORP.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________


                                    CLINTON EQUIPMENT CORP.


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                    PARADISE COLOR INCORPORATED


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's Soc. Sec. or tax I.D. No.)

and irrevocably appoint ___________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________


Date: _________________________     Your Signature: ____________________________


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                      OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, check the box:

                                       |_|

      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, state the amount:

Date: _________________________  Your Signature: ______________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   the Security)

Signature Guarantee: ___________________________________________________________

                             EXHIBIT A TO INDENTURE

                      FORM OF PLEDGE AND SECURITY AGREEMENT

      THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of January 3, 1997 by WG APPAREL, INC., a Delaware corporation and a wholly owned Subsidiary of Willcox & Gibbs, Inc. (the "Pledgor"), having its principal office at 900 Milik Street, Carteret, New Jersey 07008, in favor of IBJ SCHRODER BANK & TRUST COMPANY, having an office at One State Street, New York, New York 10004, as collateral agent (the "Collateral Agent") for the holders (the "Holders") of the Notes (as defined below). Capitalized terms used and not defined herein shall have the meanings given to such terms in the Indenture referred to below.

                             W I T N E S S E T H :

      WHEREAS, the Pledgor is the legal and beneficial owner of all of the issued and outstanding shares of capital stock set forth on Schedule I hereto (the "Pledged Shares") of Willcox & Gibbs, Ltd. (the "Issuer"); and

      WHEREAS, Willcox & Gibbs, Inc. (the "Company") and IBJ Schroder Bank & Trust Company, as trustee, have entered into that certain Indenture dated as of January 3, 1997 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company issued $85,000,000 in aggregate principal amount of 12 1/4% Series A Senior Notes Due 2003 (together with any Exchange Securities and Private Exchange Securities and any notes issued in replacement thereof or in exchange or substitution therefor, the "Notes"); and

      WHEREAS, the terms of the Indenture require that Pledgor (i) pledge to the Collateral Agent for the ratable benefit of the Holders and grant to the Collateral Agent for the ratable benefit of the Holders a security interest in the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Company of all of the obligations of the Company under the Indenture and the Notes (the "Obligations").

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders to purchase the Notes, the Pledgor hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Holders as follows:

      SECTION 1. Pledge. The Pledgor hereby pledges to the Collateral Agent for its benefit and for the ratable benefit of the Holders and grants to the Collateral Agent for its benefit and ratable benefit of the Holders a continuing first priority security interest in all of Pledgor's right, title and interest in the following (the "Pledged Collateral"):

      (a) the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Pledged Shares or any of the foregoing; and

      (b) an undivided sixty-six percent (66%) interest in all additional shares of, and all securities convertible into and all warrants, options or other rights to purchase, Capital Stock of, or other Equity Interests (as defined below) in, the Issuer from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares and Equity Interests (any such additional shares and Equity Interests and other items shall constitute part of the Pledged Shares under and as defined in this Agreement); and

      (c) all products and proceeds of any of the foregoing, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

      For purposes of this Agreement, "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

      SECTION 2. Security for Obligations. This Agreement secures the prompt and complete payment and performance when due (whether at Stated Maturity, by acceleration or otherwise) of all Obligations of the Pledgor hereunder, under the Indenture and the Notes (including, without limitation, interest and any other Obligations accruing after the date of any filing by the Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Pledgor).

      SECTION 3. Delivery of Pledged Collateral. The Pledgor hereby agrees that all certificates or instruments representing or evidencing the Pledged Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of the Pledgor and accompanied by instruments of transfer or assignment duly executed in blank and undated, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent.

      SECTION 4. Representations and Warranties. The Pledgor hereby makes all representations and warranties applicable to the Pledgor contained in the Indenture. The Pledgor further represents and warrants that:

      (a) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor, or result in the creation or imposition of any Lien on any assets of the Pledgor, other than the Lien contemplated hereby.

      (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

      (c) The Pledged Shares constitute 66% of the authorized, issued and outstanding Equity Interests of the Issuer and constitute 66% of the shares of Equity Interests of the Issuer beneficially owned by the Pledgor. The Pledgor owns the remaining 34% of the Equity Interests of the Issuer (the "Unencumbered Shares") free and clear of any Lien or claims of any Person.

      (d) The Pledgor is the legal, record and beneficial owner of the Pledged Collateral, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement.

      (e) The Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

      (f) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as the enforceability thereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

      (g) Upon the delivery to the Collateral Agent of the Pledged Collateral and the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the Holders and enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Pledged Collateral from the Pledgor.

      (h) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

      (i) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

      (j) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by any law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) which is binding upon the Pledgor.

      (k) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

      SECTION 5. Further Assurance. The Pledgor will at all times cause the security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Pledged Collateral (other than with respect to Permitted Liens), enforceable as such against all creditors of the Pledgor and (except as otherwise specifically provided herein) any Persons purporting to purchase any Pledged Collateral from the Pledgor. The Pledgor will, promptly upon the reasonable request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are reasonably necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. The Pledgor also hereby authorized the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor will pay all costs incurred in connection with any of the foregoing.

      SECTION 6. Voting Rights; Dividends; Etc.

      (a) So long as no Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or the Indenture.

      (b) So long as no Event of Default (as defined in the Indenture) shall have occurred and be continuing, and subject to the other terms and conditions of the Indenture, the Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all regular and ordinary cash dividends paid from time to time in respect of the Pledged Shares.

      (c) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than cash dividends permitted under Section 6(b) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,
(ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to be held as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent for the benefit of the Holders, be segregated from the other property and funds of the Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

      (d) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, dividend and interest payment orders and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled pursuant to Section 6(a) and 6(b) above.

      (e) Upon the occurrence and during the continuance of an Event of Default (as defined in the Indenture), (i) all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall, at the option of the Collateral Agent, thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and the Pledgor's right to receive such cash payments pursuant to Section 6(b) hereof shall immediately cease.

      (f) Upon the occurrence and during the continuance of an Event of Default (as defined in the Indenture), the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(e) above.

      (g) All dividends and other distributions that are received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent, the Holders, shall be segregated from the other property or funds of the Pledgor and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

      SECTION 7. Covenants. The Pledgor hereby covenants and agrees with the Collateral Agent and the Holders that it will (i) comply with all of the obligations, requirements and restrictions applicable to the Pledgor contained in the Indenture and (ii) if the Trustee and the Collateral Agent shall not be the same Person, notify the Collateral Agent of the occurrence of an Event of Default. The Pledgor further covenants and agrees, from and after the date of this Agreement and until the Obligations have been paid in full, as follows:

      (a) The Pledgor agrees that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral or Unencumbered Shares without the prior written consent of the Collateral Agent and the Holders, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral or Unencumbered Shares, except for the security interest granted under this Agreement and Permitted Liens, and at all times will be the sole beneficial owner of the Pledged Collateral and the Unencumbered Shares, (iii) enter into any agreement or understanding that purports to or that restricts or inhibits the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral,
(iv) take any action, or permit the taking of any action by the Issuer, with respect to the Pledged Collateral, the taking of which would result in a material impairment of the economic value of the Pledged Collateral as collateral or a violation of the Indenture or this Agreement, (v) permit the Issuer to merge or consolidate with or into another person or entity other than the Pledgor or sell or transfer all or substantially all of its assets to another person or entity other than the Pledgor, unless (x) Pledgor shall have delivered to the Collateral Agent an Opinion of Counsel substantially in the form of Exhibit A hereto and a certificate executed by the President and Chief Financial Officer of Pledgor substantially in the form of Exhibit B hereto, (y) an undivided sixty-six percent (66%) interest in all outstanding Capital Stock of the surviving entity in such merger or consolidation or of the entity to whom such sale or transfer was made and (z) the Pledgor shall otherwise have complied with the Indenture, or (vi) fail to pay or discharge any tax, assessment or levy of any nature not later than the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Pledged Collateral.

      (b) The Pledgor agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock, notes, other securities or Equity Interests of the Issuer or of any other subsidiary of the Pledgor or the Issuer that is not a Subsidiary Guarantor, including as a result of the merger or consolidation of the Issuer with or into another entity, it will pledge and deliver to the Collateral Agent for its benefit and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in an undivided sixty-six percent (66%) interest in such shares, notes, other securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated together with any necessary stock transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent).

      SECTION 8. Power of Attorney. In addition to all of the powers granted to the Collateral Agent pursuant to Section 14.4 of the Indenture, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default (as defined in the Indenture): (i) collection of proceeds of any Pledged Collateral;
(ii) conveyance of any item of Pledged Collateral to any purchaser thereof;
(iii) giving of any notices or recording of any Liens under Section 5 hereof;
(iv) making of any payments or taking any acts under Section 9 hereof; and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of the Pledgor to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and prepare, file and sign the Pledgor's name on a proof of claim in bankruptcy or similar document against any customer of the Pledgor, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

      SECTION 9. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 14 hereof.

      SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral

Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      SECTION 11. Subsequent Changes Affecting Collateral. The Pledgor represents to the Collateral Agent and the Holders that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Collateral Agent and the Holders shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Pledgor covenants that it will not, without the prior written consent of the Collateral Agent and the Holders, vote to enable, or take any other action to permit, the Issuer to issue any Capital Stock or other Equity Interest or to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interests granted under this Agreement. The Pledgor will defend the right, title and interest of the Collateral Agent and the Holders in and to the Pledged Collateral against the claims and demands of all Persons.

      SECTION 12. Remedies Upon Default.

      (a) If any Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Collateral Agent and the Holders shall have, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Collateral Agent may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of the Issuer into the name of the Collateral Agent or the Collateral Agent's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided below in
Section 18.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

      (b) The Pledgor agrees to cause the Issuer to cooperate with and assist the Collateral Agent to comply with the provisions of the securities or "Blue Sky" laws, if applicable, of any jurisdiction that the Trustee shall designate for the sale of the Pledged Shares.

      (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after the occurrence of and during the continuance of an Event of Default (as defined in the Indenture), Pledgor agrees that upon the occurrence or existence of any such Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. The Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer of such securities to register them for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer agrees to do so.

      (d) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Collateral Agent and the Holders that the Collateral Agent and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Default or Event of Default has occurred.

      SECTION 13. Irrevocable Authorization and Instruction of the Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by the Issuer from the Collateral Agent that (i) states that an Event of Default has occurred under the Indenture and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

      SECTION 14. Fees and Expenses. The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

      SECTION 15. Security Interest Absolute. All rights of the Collateral Agent and the Holders and the security interests created hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

      (a) any lack of validity or enforceability of the Indenture or any Note or any other agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

      (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

      (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

      SECTION 16. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default (as defined in the Indenture), the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

      first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to Section 14 hereof;

      second, to the ratable payment (based on the principal amount of Notes deemed by the Indenture to be outstanding at the time of distribution) of accrued but unpaid interest on such outstanding Notes;

      third, to the ratable payment (based on the principal amount of Notes deemed by the Indenture to be outstanding at the time of distribution) of unpaid principal of such outstanding Notes;

      fourth, to the ratable payment (based on the principal amount of Notes deemed by the Indenture to be outstanding at the time of distribution) of all other Obligations, until all Obligations shall have been paid in full; and

      finally, to payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      SECTION 17. Uncertificated Securities. Notwithstanding anything to the contrary contained herein, if any Pledged Shares (whether now owned or hereafter acquired) are uncertificated Pledged Shares, the Pledgor shall promptly notify the Collateral Agent, and shall promptly take all actions reasonably required to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York UCC). The Pledgor further agrees to take such actions as the Collateral Agent deems reasonably necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Collateral Agent with respect to any such pledge of uncertificated Pledged Shares promptly upon request of the Collateral Agent.

      SECTION 18. Miscellaneous Provisions.

      Section 18.1 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 15.4 or 15.5 of the Indenture, and if to any Holder delivered to the addresses set forth in such Section and if to the Pledgor:

      c/o Willcox & Gibbs, Inc.
      900 Milik Street
      Carteret, New Jersey 07008
      Attn:  Chief Executive Officer
      Telephone: 908.541.6255
      Telecopier: 908.541.6249

      if to the Collateral Agent:

      IBJ Schroder Bank & Trust Company
      One State Street
      New York, New York 10004
      Attn: Corporate Trust Administration
      Telephone: 212.858.2000
      Telecopier: 212.858.2952

      Section 18.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Pledgor to the Collateral Agent to take any action or omit to take any action under this Agreement, the Pledgor shall deliver to the Collateral Agent an Officers' Certificate and/or an Opinion of Counsel in accordance with the requirements of Section 15.1 of the Indenture.

      Section 18.3 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor, the Issuer or any subsidiary of any of them. No such pledge, security or debt agreement may be used to interpret this Agreement.

      Section 18.4 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

      Section 18.5 Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 18.6 Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

      Section 18.7 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or claim under this Agreement.

      Section 18.8 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to any departure by the Pledgor from any provision of the Indenture, as applicable, and neither the Collateral Agent nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

      Section 18.9 Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture, as the case may be, shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

      Section 18.10 Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Obligations and all the fees and expenses owing to the Collateral Agent, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Holders and their respective successors, transferees and assigns.

      Section 18.11 Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent or any Holder in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

      Section 18.12 Survival of Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations and all fees and expenses owing to the Collateral Agent.

      Section 18.13 Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled.

      Section 18.14 Authority of the Collateral Agent.

      (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. The Pledgor agrees to indemnify and hold harmless the Collateral Agent, the Holders and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of inside counsel)), claims and liabilities incurred by the Collateral Agent, the Holders or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of such Person.

      (b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

      Section 18.15 Resignation or Removal of the Collateral Agent. Until such time as the Obligations and all fees and expenses of the Collateral Agent shall have been paid in full, the Collateral Agent may at any time by giving written notice to the Pledgor and the Holders resign and be discharged of the responsibilities hereby created, such resignation to become effective upon

(i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Holders shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Pledgor. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 18.15. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders as provided in this Section 18.15. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Pledged Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its replacement or removal.

      Section 18.16 Termination of Agreement; Release.

      (a) Subject to the provisions of Section 18.11 hereof, this Agreement shall terminate (i) upon full and final payment and performance of the Obligations (and upon receipt by the Collateral Agent of the Pledgor's written certification that all such Obligations have been satisfied) and payment in full of all fees and expenses owing by the Pledgor to the Collateral Agent or (ii) upon the Legal Defeasance of all of the Obligations pursuant to Section 12.2 of the Indenture (other than those surviving Obligations specified therein). At such time, the Collateral Agent shall reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Pledgor.

      (b) The Pledgor agrees that it will not, except as permitted by the Indenture or Section 7(a) hereof, sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral; provided, however, that if the Pledgor shall sell any of the Pledged Collateral in accordance with the terms of the Indenture, including the requirement that Pledgor apply the Net Cash Proceeds, if any, of such sale in accordance with Section 10.15 of the Indenture, the Collateral Agent shall, at the request of the Pledgor and subject to requirements of Section 14.3 of the Indenture, release the Pledged Collateral subject to such sale free and clear of the Lien and security interest under this Agreement; provided further that if the sale or other disposition of Pledged Collateral is to the Issuer, subject to Section 7(a) hereof, the Collateral Agent shall at the request of the Pledgor, release that portion of the Pledged Collateral so transferred, for the sole purpose of registering the change of ownership in such Pledged Collateral.

      Section 18.17 Final Expression. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

      Section 18.18 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

      (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE PLEDGOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE PLEDGOR IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

      (ii) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

      (iii) EACH OF THE PLEDGOR, THE COLLATERAL AGENT AND EACH HOLDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      (iv) THE PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR

PROCEEDING WITH RESPECT TO THIS AGREEMENT BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS SET FORTH IN SECTION 15.4 OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE
(5) BUSINESS DAYS AFTER SUCH MAILING.

      (v) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

      (vi) The Pledgor hereby agrees that neither the Collateral Agent nor any Holder shall have any liability to the Pledgor (whether sounding in tort, contract or otherwise) for losses suffered by the Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a final and nonappealable judgment of a court that is binding on the Collateral Agent or such Holder, as the case may be, that such losses were solely the result of acts or omissions on the part of the Collateral Agent or such Holder, as the case may be, constituting gross negligence or willful misconduct.

      (vii) Except as otherwise provided for in this Agreement or which are not waivable under applicable law, the Pledgor waives all rights of notice and bearing of any kind prior to the exercise by the Collateral Agent or any Holder of its rights during the continuance of an Event of Default (as defined in the Indenture) to repossess the Pledged Collateral with judicial process or to replevy, attach or levy upon the Pledged Collateral or other security for the Obligations. The Pledgor waives the posting of any bond otherwise required of the Collateral Agent or any Holder in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Pledged Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent or any Holder or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement.

      Section 18.19 Acknowledgments. The Pledgor hereby acknowledges that:

      (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

      (b) neither the Collateral Agent nor any Holder has any fiduciary relationship to the Pledgor, and the relationship between the Collateral Agent and the Holders on the one hand, and the Pledgor, on the other hand, is solely that of a secured party and a creditor; and

      (c) no joint venture exists among (i) the Holders or (ii) the Pledgor and the Holders.

                           [Signature Page Follows]

      IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.


                                    PLEDGOR:

                                    WG APPAREL, INC.

                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________



                                    COLLATERAL AGENT:

                                    IBJ SCHRODER BANK & TRUST COMPANY,
                                    as Collateral Agent


                                    By:___________________________________
                                       Name: ____________________________
                                       Title: _____________________________

                                  SCHEDULE I

                                PLEDGED SHARES


                        Number of Pledged   Share Certificate    Percentage of
Issuer                  Shares              Number               Outstanding
------                  -----------------   -----------------    -------------
Willcox & Gibbs, Ltd.         16830           Vol. 2 No. 3            66%

                                   EXHIBIT A

                          FORM OF OPINION OF COUNSEL

      (i) [New Entity] is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own and to operate its properties and to carry on its business;

      (ii) All of the outstanding Capital Stock of [New Entity] has been validly authorized and issued and is fully paid and nonassessable and, to the best knowledge of such counsel after diligent inquiry, is owned by the Pledgor, directly or indirectly, free and clear of any security interest, claim, lien or encumbrance, other than the security interests created by the Pledge Agreement, and, to the best knowledge of such counsel after diligent inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of Capital Stock or other Equity Interest in [New Entity];

      (iii) (A) Pledgor has the requisite corporate power and authority to create, deliver and perfect the security interests created under the Pledge Agreement; (B) the Pledge Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor enforceable against it in accordance with its terms; (C) after giving effect to the [merger] [consolidation] [sale or transfer of all or substantially all assets], and assuming the Collateral Agent is holding the certificates representing the Pledged Collateral in the State of New York, the Pledge Agreement will create a valid and perfected security interest in the Pledged Collateral (including, without limitation, all of the Equity Interests of [New Entity]) in favor of the Collateral Agent, on behalf and for the benefit of itself, the Holders, subject to no other consensual security interest in favor of any other person, and no filings or recordings will be required in order to perfect or maintain the security interests created under the Pledge Agreement in such Pledged Collateral; and

      (iv) The consummation of the [merger] [consolidation] [sale or transfer of all or substantially all assets] does not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Pledgor, the Issuer or [New Entity] is a party by which the Pledgor, the Issuer or [New Entity] is bound or to which any of the property or assets of the Pledgor, the Issuer or [New Entity] is subject, nor will such action result in any violation of the provisions of the respective charter or by-laws of the Pledgor, the Issuer or [New Entity], nor will such action result in any violation of any application law or statute or any applicable order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Pledgor and its subsidiaries or any of their respective properties, or (B) result in the creation of any Lien upon any other properties or assets of the Pledgor, the Issuer or [New Entity] (other than Liens created by the Pledge Agreement).

                                   EXHIBIT B

                  FORM OF CONSOLIDATED NET WORTH CERTIFICATE

The undersigned, __________________ and __________________, respectively the
President and Chief Financial Officer of WG Apparel, Inc., a Delaware corporation (the "Pledgor"), certify that they are authorized to execute this Certificate in the name and on behalf of the Pledgor, and further certify as follows (capitalized terms used but not defined herein have the respective meanings assigned to them in the Pledge and Security Agreement, dated January 3, 1997 (the "Pledge Agreement"), between the Pledgor and IBJ Schroder Bank & Trust Company, as Collateral Agent):

      (d) We are familiar with the historical and current financial condition of [name of Issuer merging, consolidating or transferring assets] (the "Issuer") that proposes to [merge or consolidate with] [sell or transfer all or substantially all of its assets to] [New Entity] (the "Successor Issuer") pursuant to Section 7(a)(vii) of the Pledge Agreement.

      (e) For the purposes of this Certificate, we have reviewed other financial information and forecasts relating to the Issuer and the Successor Issuer prepared by [the management of the Issuer] [______________, the independent certified public accountants for the Pledgor] and the Successor Issuer which we believe (as to the historical financial information) fairly present the historical financial positions and results of operations of the Issuer and the Successor Issuer as of the dates and for the periods presented and (in the case of the forecasts) were based upon reasonable assumptions and provide reasonable estimations of future performance, although any forecasts are necessarily uncertain of fulfillment. We know of no facts or circumstances arising subsequent to the dates as of which such information and projections were prepared that would materially alter such conclusions.

      Based upon the foregoing, we have reached the conclusions that, after giving effect to the transactions contemplated by Section 7(a)(vii) of the Pledge Agreement and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarter period, the Company will be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Fixed Charged Coverage Ratio set forth in Section 10.11(a) of the Indenture.

      WITNESS the signatures of the undersigned, this ________ day of
_______________________.


                              ______________________________
                              President


                              ______________________________
                              Chief Financial Officer